                                                                   EXHIBIT 10.10
================================================================================




                                U.S. $125,000,000

                                CREDIT AGREEMENT

                            Dated as of June 29, 1999

                                      among

                              Juno Lighting, Inc.,

                                  as Borrower,

                         THE LENDERS IDENTIFIED HEREIN,

                                       and

                               NationsBank, N.A.,

                            as Administrative Agent,

                                       and

                           Credit Suisse First Boston,

                              as Syndication Agent

                          ____________________________

                         Banc of America Securities LLC
                         Lead Arranger and Book Manager



================================================================================

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
SECTION 1.  DEFINITIONS............................................................................2
  1.1       Defined Terms..........................................................................2
  1.2       Other Definitional Provisions.........................................................24
  1.3       Accounting Terms......................................................................25

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS......................................25
  2.1       Revolving Credit Commitments..........................................................25
  2.2       Procedure for Revolving Credit Borrowing..............................................26
  2.3       Termination or Reduction of Commitments; Repayment of Revolving
            Credit Loans..........................................................................26
  2.4       L/C Commitment........................................................................27
  2.5       Procedure for Issuance of Letters of Credit...........................................28
  2.6       Letter of Credit Fees, Commissions and Other Charges..................................28
  2.7       L/C Participations....................................................................29
  2.8       Reimbursement Obligation of the Company...............................................30
  2.9       Obligations Absolute..................................................................31
  2.10      Letter of Credit Payments.............................................................31
  2.11      Application...........................................................................31
  2.12      Swing Line Commitment.................................................................31
  2.13      Procedure for Swing Line Borrowing; Prepayment of Swing Line Loans....................32
  2.14      Repayment of Swing Line Loans; Participations in Swing Line Loans.....................32

SECTION 3.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS.............................................34
  3.1       Term Loans............................................................................34
  3.2       Procedure for Term Loan Borrowing.....................................................34
  3.3       Repayment of Tranche A Term Loans.....................................................34
  3.4       Repayment of Tranche B Term Loans.....................................................35

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND
            LETTERS OF CREDIT.....................................................................36
  4.1       Evidence of Debt......................................................................36
  4.2       Optional Prepayments..................................................................37
  4.3       Mandatory Prepayments of Loans and Reductions of Revolving Credit
            Commitments...........................................................................38
  4.4       Conversion and Continuation Options...................................................41
  4.5       Minimum Amounts and Maximum Number of Tranches........................................42
  4.6       Interest Rates and Payment Dates......................................................42
  4.7       Commitment Fees; Other Fees...........................................................42
  4.8       Computation of Interest and Fees......................................................43
  4.9       Inability to Determine Interest Rate..................................................43
  4.10      Pro Rata Treatment and Payments.......................................................43
  4.11      Illegality............................................................................45

                                       (i)

                                                                                                 Page
                                                                                                 ----
  4.12      Requirements of Law...................................................................45
  4.13      Taxes.................................................................................46
  4.14      Indemnity.............................................................................48
  4.15      Mitigation of Obligations; Replacement of Lenders.....................................49
  4.16      Investments of Funds in Cash Collateral Accounts......................................49
  4.17      Merger Consideration; Dissenting Shares...............................................50

SECTION 5.  CONDITIONS PRECEDENT..................................................................50
  5.1       Conditions to Initial Loans...........................................................50
  5.2       Conditions to Each Extension of Credit................................................56

SECTION 6.  REPRESENTATIONS AND WARRANTIES........................................................57
  6.1       Financial Condition...................................................................57
  6.2       No Change; Solvency...................................................................58
  6.3       Corporate Existence; Compliance with Law..............................................58
  6.4       Corporate Power; Authorization; Enforceable Obligations...............................58
  6.5       No Legal Bar..........................................................................59
  6.6       No Material Litigation................................................................59
  6.7       Labor Controversy; Material Events....................................................59
  6.8       No Default............................................................................59
  6.9       Ownership of Property; Liens..........................................................59
  6.10      Intellectual Property.................................................................60
  6.11      No Burdensome Restrictions............................................................60
  6.12      Taxes.................................................................................60
  6.13      Federal Regulations...................................................................60
  6.14      ERISA.................................................................................60
  6.15      Investment Company Act; Other Regulations.............................................61
  6.16      Subsidiaries..........................................................................61
  6.17      Purpose of Loans......................................................................61
  6.18      Environmental Matters.................................................................62
  6.19      Regulation H..........................................................................63
  6.20      No Material Misstatements.............................................................63
  6.21      Representations and Warranties Contained in the Recapitalization
            Documents.............................................................................63
  6.22      Ownership of the Company..............................................................63
  6.23      Collateral............................................................................63
  6.24      Senior Debt; No Other Designated Senior Debt..........................................64
  6.25      Year 2000 Compliance..................................................................64
  6.26      Material Contracts....................................................................64

SECTION 7.  AFFIRMATIVE COVENANTS.................................................................65
  7.1       Financial Statements..................................................................65
  7.2       Certificates; Other Information.......................................................65
  7.3       Payment of Obligations................................................................67
  7.4       Conduct of Business and Maintenance of Existence......................................67
  7.5       Maintenance of Property; Insurance....................................................67

                                      (ii)

                                                                                                 Page
                                                                                                 ----
  7.6       Inspection of Property; Books and Records; Discussions................................67
  7.7       Notices...............................................................................67
  7.8       Environmental Laws....................................................................68
  7.9       Further Assurances....................................................................68
  7.10      Additional Collateral.................................................................68
  7.11      Year 2000 Compliance..................................................................70

SECTION 8.  NEGATIVE COVENANTS....................................................................70
  8.1       Financial Condition Covenants.........................................................71
  8.2       Limitation on Indebtedness............................................................72
  8.3       Limitation on Liens...................................................................74
  8.4       Limitation on Fundamental Changes.....................................................75
  8.5       Limitation on Sale of Assets..........................................................76
  8.6       Limitation on Dividends...............................................................77
  8.7       Limitation on Capital Expenditures....................................................78
  8.8       Limitation on Investments, Loans and Advances.........................................79
  8.9       Limitation on Optional Payments and Modifications of Subordinated Debt................80
  8.10      Limitation on Transactions with Affiliates............................................80
  8.11      Limitation on Changes in Fiscal Year..................................................80
  8.12      Limitation on Negative Pledge Clauses.................................................80
  8.13      Limitation on Lines of Business; Creation of Subsidiaries.............................81
  8.14      Limitation on Modification of Recapitalization Documents..............................81
  8.15      Limitation on Modification of Organizational Documents................................81
  8.16      Limitation on Subsidiary Distributions and other Actions..............................81
  8.17      Limitation on Management Fees.........................................................82
  8.18      Cancellation of Shares................................................................82
  8.19      Designated Senior Debt................................................................82

SECTION 9.  EVENTS OF DEFAULT.....................................................................82

SECTION 10. THE ADMINISTRATIVE AGENT..............................................................85
  10.1      Appointment, Powers, and Immunities...................................................85
  10.2      Reliance by the Administrative Agent..................................................86
  10.3      Defaults..............................................................................86
  10.4      Rights as Lender......................................................................87
  10.5      Indemnification.......................................................................87
  10.6      Non-Reliance on the Administrative Agent and Other Lenders............................88
  10.7      Resignation of the Administrative Agent...............................................88
  10.8      Syndication Agent.....................................................................88
  10.9      Subordinated Debt Documentation.......................................................88

SECTION 11. MISCELLANEOUS.........................................................................88
  11.1      Amendments and Waivers................................................................88
  11.2      Notices...............................................................................90
  11.3      No Waiver; Cumulative Remedies........................................................91
  11.4      Survival of Representations and Warranties............................................91

                                      (iii)

                                                                                                 Page
                                                                                                 ----
  11.5      Payment of Expenses and Taxes; Indemnification........................................91
  11.6      Successors and Assigns; Participations and Assignments................................93
  11.7      Adjustments; Set-off..................................................................95
  11.8      Counterparts..........................................................................96
  11.9      Severability..........................................................................96
  11.10     INTEGRATION...........................................................................96
  11.11     GOVERNING LAW.........................................................................96
  11.12     Submission To Jurisdiction; Waivers...................................................96
  11.13     Acknowledgments.......................................................................97
  11.14     WAIVERS OF JURY TRIAL.................................................................97
  11.15     Confidentiality.......................................................................97
  11.16     Usury Savings Clause..................................................................98

ANNEXES

ANNEX A  -    Pricing Grid

SCHEDULES

1.1      -    Commitments
6.1      -    Sales, Transfers and Dispositions
6.2      -    Dividends, Distributions or Redemptions
6.6      -    Material Litigation Affecting the Recapitalization
6.7      -    Collective Bargaining Agreements
6.9      -    Real Property
6.10     -    Intellectual Property
6.14     -    ERISA Plans
6.16     -    Subsidiaries
6.18     -    Environmental Matters
6.22     -    Ownership of the Company
6.26     -    Material Contracts
8.2(e)   -    Existing Indebtedness
8.3(f)   -    Existing Liens
8.6      -    Distributions
8.8(n)   -    Existing Investments



                                      (iv)

EXHIBITS

A     - Form of Notice of Borrowing
B-1   - Form of Revolving Credit Note
B-2   - Form of Tranche A Term Note
B-3   - Form of Tranche B Term Note
B-4   - Form of Swing Line Note
C     - Form of Notice of Conversion/Continuation
D     - Form of Guarantee and Collateral Agreement
E     - Form of Mortgage
F     - Form of Closing Certificate
G     - Form of Solvency Certificate
H     - Form of Solvency Opinion
I-1   - Form of Legal Opinion of Special Counsel to the Company and its
        Subsidiaries
I-2   - Form of Legal Opinion of Special Counsel to the Company and its
        Subsidiaries
I-3   - Form of Legal Opinion of Local Counsel to the Company and its
        Subsidiaries
I-4   - Form of Legal Opinion of Special Canadian Counsel to the Company
J     - Form of Landlord Waiver
K     - Form of Compliance Certificate
L     - Form of Assignment and Acceptance
M     - Form of Intercompany Note

                                       (v)

     CREDIT AGREEMENT, dated as of June 29, 1999, among JUNO LIGHTING, INC., a Delaware corporation (the "Company"), the several banks, financial institutions and other institutional lenders from time to time parties to this Agreement (the "Lenders"), NATIONSBANK, N.A. ("NationsBank"), as administrative agent for the Lenders hereunder, and CREDIT SUISSE FIRST BOSTON ("Credit Suisse"), as syndication agent for the Lenders.


                             PRELIMINARY STATEMENTS

     WHEREAS, Fremont Investors I, LLC, a Delaware limited liability company (the "Sponsor"), Jupiter Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Sponsor ("Jupiter"), and the Company have entered into an Agreement and Plan of Recapitalization and Merger dated March 26, 1999 (the "Recapitalization Agreement"), pursuant to which the Sponsor will participate and invest in a recapitalization transaction involving the Company (the "Recapitalization").

     WHEREAS, the Recapitalization will be accomplished through the following steps: (a) Jupiter will merge (the "Merger") with and into the Company with the Company being the surviving corporation and, pursuant to the Merger, the owner of each share of common stock of the Company may elect either to receive $25 in cash for that share or retain that share (subject to proration as provided in the Recapitalization Agreement), provided that 2,400,000 shares of common stock constituting approximately 12.9% of the common stock of the Company (before giving effect to the Merger) will be retained by existing public shareholders,
(b) the Sponsor, certain affiliates of or investors in the Sponsor and/or management of the Company (collectively, the "Equity Investors") will purchase for $106,000,000 from the Company newly issued Series A Convertible Preferred Stock (the "Preferred Shares") of the Company, and (c) except for retained shares and shares as to which the holder thereof has exercised appraisal rights, all shares of common stock of the Company that were outstanding immediately prior to the effective time of the Merger will be automatically canceled and retired at the effective time of the Merger. References herein to the "Recapitalization" shall include all of the foregoing transactions and all related financings and other transactions.

     WHEREAS, to finance the Recapitalization, (a) the Company will, prior to the consummation of the Merger, receive $125,000,000 in cash proceeds (before giving effect to commissions and expenses) from the issuance of senior subordinated unsecured notes in a Rule 144A private placement, and (b) the Company will require $125,000,000 in senior secured credit facilities pursuant to this Agreement.

     WHEREAS, the Administrative Agent and the Lenders are willing to make available such senior secured credit facilities upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition" means as to any Person, the acquisition (in a single transaction or a series of related transactions) by such Person of (a) at least 50% of the outstanding Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units or divisions of any other Person.

     "Adjustment Date" means the third Business Day following receipt by the Administrative Agent of both (a) the financial statements required to be delivered pursuant to Section 7.1(a) or 7.1(b), as the case may be, for the most recently completed fiscal period of the Company and (b) the Compliance Certificate required to be delivered pursuant to Section 7.2(b) with respect to such fiscal period, provided, that the first Adjustment Date shall be the first such date occurring after August 31, 1999.

     "Administrative Agent" means NationsBank, as the administrative agent for the Lenders under this Agreement and the other Loan Documents and any successor appointed pursuant to Section 10.7.

     "Administrative Agent's Payment Office" means the address for payments set forth in Section 11.2 or such other address as the Administrative Agent may from time to time specify in accordance with Section 11.2.

     "Affected Eurodollar Loans" has the meaning specified in Section 4.3(g).

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agents" means, collectively, the Administrative Agent and the Syndication Agent.

     "Aggregate Outstanding Revolving Credit" means as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, and (c) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of all Swing Line Loans then outstanding.

     "Agreement" means this Credit Agreement.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

     "Applicable Percentage" means (a) in the case of the Revolving Credit Loans and Tranche A Term Loans, (i) 1.000%, if such Loans are Base Rate Loans and (ii) 2.500%, if such Loans are Eurodollar Loans, and (b) in the case of the Tranche B Term Loans, (i) 1.500% if such Loans are Base Rate Loans, (ii) 3.000% if such Loans are Eurodollar Loans, (c) in the case of the Letter of Credit fees pursuant to Section 2.6(b), 2.500%, and (d) in the case of the commitment fee pursuant to Section 4.7(a), .500%; provided that, (x) from and after the Closing Date, the Applicable Percentage will be adjusted, on each Adjustment Date occurring after August 31, 1999, to the Applicable Percentage set forth on Annex A hereto opposite the Leverage Ratio Level of the Company in effect on such Adjustment Date, (y) in the event the financial statements required to be delivered pursuant to Section 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required pursuant to Section 7.2(b) are not delivered when due, then, during the period from the date on which such financial statements and Compliance Certificate were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Percentage shall be at Leverage Ratio Level I and (z) if at any time any Event of Default shall have occurred and be continuing, the Applicable Percentage shall be at Leverage Ratio Level I.

     "Assignee" has the meaning specified in 11.6(c).

     "Assignment and Acceptance" means an instrument, substantially in the form of Exhibit L, by which an Assignee becomes a Lender under this Agreement.

     "Available Cash" means at any time, (a) the sum of (i) so long as no Default or Event of Default shall have then occurred and be continuing, the aggregate Available Revolving Credit Commitments of the Revolving Credit Lenders at such time and (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Subsidiaries at such time minus (b) the aggregate amount of taxes that would then be payable if the cash or Cash Equivalents of the Foreign Subsidiaries were paid as a dividend to the Company or any of its Domestic Subsidiaries as a result of the payment of such dividend.

     "Available Revolving Credit Commitment" means as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment in effect at such time over (b) the Aggregate Outstanding Revolving Credit of such Revolving Credit Lender at such time; collectively, as to all the Revolving Credit Lenders, the "Available Revolving Credit Commitments".

     "BAS" means Banc of America Securities LLC.

     "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Prime Rate for such day and (b) the Federal

Funds Rate for such day plus one-half of one percent (.5%). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or Federal Funds Effective Rate.

     "Base Rate Loans" means Loans the rate of interest applicable to which is based upon the Base Rate.

     "Base Year" has the meaning specified in Section 4.3(b).

     "Borrowing Date" means any Business Day specified in a notice pursuant to
Section 2.2, 2.13 or 3.2 as a date on which the Company requests the Lenders to make Loans hereunder.

     "Business" has the meaning specified in Section 6.18.

     "Business Day" means (a) with respect to any borrowings, disbursements and payments in respect of and calculations and interest rates pertaining to Base Rate Loans, any Domestic Business Day, and (b) with respect to any borrowings, disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to Eurodollar Loans, any Domestic Business Day which is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

     "Capital Expenditures" means as to any Person for any period, the aggregate amount paid or accrued by such Person and its Subsidiaries for the rental, lease, purchase (including by way of the acquisition of securities of a Person), construction or use of any property during such period, the value or cost of which, in accordance with GAAP, would appear on such Person's consolidated balance sheet in the category of property, plant or equipment at the end of such period. Notwithstanding the foregoing, the term "Capital Expenditures" shall not include (a) capital expenditures in respect of Net Cash Proceeds from any Casualty Event used to rebuild or replace assets subject to such Casualty Event, and (b) capital expenditures to the extent they are made with the proceeds of capital contributions by the Sponsor or Affiliates of the Sponsor to any Loan Party.

     "Capital Stock" means, as to any Person, the equity interests in such Person, including the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest (including general, limited and preference units) in any Person that is a partnership, and each class of member interest in any Person that is a limited liability company and any and all warrants or options to purchase any of the foregoing.

     "Cash Collateral Account" means an account established by the Company with the Administrative Agent.

     "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than ninety days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or at least P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision, or taxing authority (as the case may be) are rated at least A by S&P or at least A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition,
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition, (h) deposit accounts maintained in the ordinary course of business with any Lender or any commercial bank of the type referred to in clause (b) above or (i) in the case of any Foreign Subsidiary: (1) direct obligations of the sovereign nation (or any agency thereof backed by the full faith and credit of such sovereign nation) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof backed by the full faith and credit of such sovereign nation), and (2) investments of the type and maturity described in clauses (a) through (h) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

     "Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period minus, to the extent included in determining such Consolidated Interest Expense, non-cash interest expense.

     "Casualty Event" means, with respect to any property of any Person, the receipt by such Person of insurance proceeds, or proceeds of a condemnation award or other compensation in connection with any loss of or damage to, or any condemnation or other taking of, such property.

     "Closing Date" means the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

     "Commitment Letter" means the commitment letter dated April 5, 1999, among the Agents, BAS and the Sponsor.

     "Commitments" means the collective reference to the Revolving Credit Commitments and the Term Loan Commitments; individually, a "Commitment".

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

     "Company" has the meaning specified in the preamble to this Agreement.

     "Compliance Certificate" has the meaning specified in Section 7.2(b).

     "Consolidated" means such term as it applies to the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.

     "Continue," "Continuation," and "Continued" refer to the continuation pursuant to Section 4.4(b) of a Eurodollar Loan from one Interest Period to the next Interest Period.

     "Continuing Directors" has the meaning specified in Section 9(l).

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Convert," "Conversion," and "Converted" refer to a conversion pursuant to
Section 4.4(a), 4.9 or 4.11 of one Type of Loan into another Type of Loan.

     "Default" means any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Disqualified Stock" means any Capital Stock of the Company or any Subsidiary which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (c) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part, in each case on or before the Tranche B Maturity Date.

     "Dissenting Shares" has the meaning specified in the Recapitalization Agreement on the date hereof.

     "Dollars" and "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are required or authorized to close.

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" beneath its name on
Schedule 1.1 hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

     "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

     "EBITDA" means with respect to any period, the sum of, without duplication,
(a) Consolidated Net Income for such period plus, in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following (without duplication): (i) Consolidated Interest Expense, (ii) Consolidated income tax expense of the Company and its Subsidiaries, (iii) Consolidated depreciation and amortization expense of the Company and its Subsidiaries, (iv) any other non-cash charges of the Company and its Subsidiaries, (v) any Transaction Expenses, (vi) any reasonable expenses or fees incurred by the Company and its Subsidiaries in connection with Permitted Acquisitions, and (vii) any extraordinary losses of the Company and its Subsidiaries, and minus, to the extent included in determining Consolidated Net Income for such period, (a) any non-cash income or non-cash gains of the Company and its Subsidiaries (other than accrual of revenue in the ordinary course of business), and (b) any extraordinary gain or income of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP; provided, that in the event that the Company or any of its Subsidiaries makes a Permitted Acquisition during such period, EBITDA for such period shall be calculated on a pro forma basis, based on the results of the acquired Person as if such Permitted Acquisition had occurred on the first day of such period.

     "Eligible Assignee" means (a) a Lender, (b) an Affiliate or Related Fund of a Lender, (c) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $500,000,000, (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000, (e) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States, and (f) a finance company, insurance company, other financial institution, fund (whether a corporation, partnership, trust or other entity) or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act), is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and has total assets in excess of $250,000,000; provided, that any Eligible Assignee (other than an Eligible Assignee of the type described in clause (a) or (b) above) must be approved by (x) the Administrative Agent (and, with respect to assignments of Revolving Credit Loans or Revolving Credit Commitments, the Issuing Bank and the Swing Line Lender) (such approval, in each case, not to be unreasonably withheld or delayed), and (y) if no Event of Default shall exist at the time an assignment is effected pursuant to Section 11.6, the Company (such approval not to be unreasonably withheld or delayed); provided, further, that neither any Loan Party nor any Affiliate of a Loan Party or the Sponsor shall qualify as an Eligible Assignee under this definition.

     "Eligible Hedge Agreement" means any Hedge Agreement entered into by the Company or any Subsidiary with a Person that is a Lender (or an Affiliate of a Lender) at the time of entering into such Hedge Agreement.

     "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, or of human health or employee health and safety as they may be affected by the environment or by Materials of Environmental Concern, as has been, is now, or may at any time hereafter be, in effect.

     "Equity Investors" has the meaning specified in the recitals to this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Base Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If the "Eurodollar Base Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "Eurodollar Base Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the rate at which the Administrative Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) is offered Dollar deposits at or about 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" beneath its name on
Schedule 1.1 hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

     "Eurodollar Loans" means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/100 of 1%):

                              Eurodollar Base Rate
                     --------------------------------------
                     1.00 - Eurodollar Reserve Requirements

     "Eurodollar Reserve Requirements" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D of such Board). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined. The Eurodollar Rate shall be adjusted automatically on and as of the date of any change in the Eurodollar Reserve Requirements.

     "Event of Default" means any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Excess Cash Flow" means for any fiscal year of the Company:

     (a) the sum of (i) Consolidated EBITDA for such fiscal year, plus (ii) any decrease in the amount of Consolidated Working Capital at the end of such fiscal year from the amount of Consolidated Working Capital at the end of the prior fiscal year, minus

     (b) the sum of, without duplication, (i) to the extent deducted in determining Consolidated Net Income of the Company for such fiscal year, the aggregate amount of Cash Interest Expense for such fiscal year plus (ii) scheduled principal amortization of the Term Loans during such fiscal year plus
(iii) any voluntary prepayments of the Term Loans made during such fiscal year plus (iv) any principal payments of Revolving Credit Loans or Swing Line Loans resulting in a permanent reduction of the Revolving Credit Commitments during such fiscal year plus (v) any principal payments resulting in a permanent reduction of Indebtedness (other than the Loans) of the Company and its Subsidiaries during such fiscal year, plus (vi) the cash portion (other than proceeds of the Loans) of any consideration paid by the Company or any Subsidiary during such period with respect to Permitted Acquisitions, plus (vii) the aggregate amount paid, or required to be paid, in cash in respect of taxes during such fiscal year plus (viii) the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries in cash during such fiscal year (net of any proceeds of any related financing) plus (ix) any increases in Working Capital during such fiscal year.

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries before giving effect to the Recapitalization.

     "Facility" means each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder, (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder and (c) the Revolving Credit Commitments and the extensions of revolving credit made thereunder.

     "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the fee letter dated April 5, 1999, among the Sponsor, BAS and the Agents.

     "Fee Payment Date" means the last day of each February, May, August and November.

     "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Fixed Charge Coverage Ratio" means, at any time, the ratio of (a) Consolidated EBITDA for the four consecutive fiscal quarters of the Company then most recently ended, minus Consolidated Capital Expenditures for such period to
(b) the sum of Consolidated Cash Interest Expense for such period plus scheduled payments of principal of Indebtedness of the Company and its Subsidiaries for such period (or, if less than four fiscal quarters of the Company have ended after the Closing Date, Consolidated Interest Expense and the scheduled payments of principal of Indebtedness for all such fiscal quarters shall be multiplied by a fraction, the numerator of which shall be four and the denominator of which shall be such number of ended fiscal quarters).

     "Foreign Currency Protection Agreements" means, as to any Person, all foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency values.

     "Foreign Subsidiary" means any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, subject to Section 1.3.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee" means (a) the Guarantee and Collateral Agreement or (b) any other guarantee delivered to the Administrative Agent guaranteeing the Obligations or any part thereof.

     "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement to be executed and delivered by the Company and each of the Domestic Subsidiaries, substantially in the form of Exhibit D.

     "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable principal amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing person in good faith.

     "Guarantor" means any Person delivering a Guarantee pursuant to this Agreement.

     "Hedge Agreement" means any Interest Rate Protection Agreement or Foreign Currency Protection Agreement.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person for the deferred purchase price of property or services (excluding trade accounts payable not more than ninety days past due incurred in the ordinary course of business), (e) all obligations of such Person secured by any Lien on any property or asset owned by such Person, whether or not the obligations of such Person secured thereby shall have been assumed, (f) all obligations of such Person under Financing Leases, (g) all obligations of such Person in respect of letters of credit, bankers' acceptances and similar instruments, (h) the net obligations of such Person under Hedge Agreements, (i) any "withdrawal liability" of such Person as such term is defined under Part I of Subtitle E of Title IV of ERISA, (j) the principal portion of all obligations of such Person under any Synthetic Lease, (k) all Guarantee Obligations of such Person, and (l) all Disqualified Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Party" has the meaning specified in Section 11.5.

     "Information Memorandum" means the Confidential Offering Memorandum dated May 1999, used by the Administrative Agent in connection with the syndication of the Commitments.

     "Initial Mortgaged Real Property" means the real property described in
Schedule 6.9, other than real property leased by the Company or any Subsidiary and the real property of the Company located in Brampton, Ontario, and Norcross, Georgia.

     "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent" means a condition of Insolvency.

     "Intellectual Property" has the meaning specified in Section 6.10.

     "Interest Coverage Ratio" means, at any time, the ratio of (a) Consolidated EBITDA for the four consecutive fiscal quarters of the Company then most recently ended to (b) Consolidated Interest Expense for such period (or, if less than four fiscal quarters of the Company have ended after the Closing Date, Consolidated Interest Expense for all such fiscal quarters shall be multiplied by a fraction, the numerator of which shall be four and the denominator of which shall be such number of ended fiscal quarters).

     "Interest Expense" means the amount of interest expense, both expensed and capitalized, of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus, without duplication, that portion of payments under Financing Leases of the Company and its Consolidated Subsidiaries attributable to interest expense of the Company and its Consolidated Subsidiaries for such period in accordance with GAAP.

     "Interest Payment Date" means (a) as to any Base Rate Loan, the last day of each February, May, August and November, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

     "Interest Period" means with respect to any Eurodollar Loan:

     (a) initially, the period commencing on the borrowing or Conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, the foregoing provisions relating to Interest Periods are subject to the following:

     (i) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (ii) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

     (iii) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

     "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which the Company or any of its Subsidiaries is a party or a beneficiary.

     "Investments" has the meaning specified in Section 8.8.

     "Issuing Bank" means NationsBank, in its capacity as the issuer of any Letter of Credit.

     "Jupiter" has the meaning specified in the recitals to this Agreement.

     "L/C Obligations" means, at any time, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of Reimbursement Obligations in respect of Letters of Credit which have not then been reimbursed by the Company pursuant to Section 2.8.

     "L/C Participants" means the collective reference to all the Revolving Credit Lenders other than the Issuing Bank.

     "L/C Sublimit" means, at any time, the lesser of (a) $5,000,000 and (b) the Revolving Credit Commitments then in effect.

     "Landlord Waiver" means a Landlord Waiver substantially in the form of Exhibit J.

     "Lenders" has the meaning specified in the preamble to this Agreement and includes the Issuing Bank and the Swing Line Lender and each Person that becomes a Lender pursuant to Section 11.6.

     "Lending Party" has the meaning specified in Section 11.15.

     "Letter of Credit Application" means an application in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to issue a Letter of Credit.

     "Letters of Credit" has the meaning specified in Section 2.4(a).

     "Leverage Ratio" means, at any time, the ratio of (a) Total Debt at such time to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company.

     "Leverage Ratio Level" means, as to the Company, the existence of Leverage Ratio Level I, Leverage Ratio Level II, Leverage Ratio Level III, or Leverage Ratio Level IV, as the case may be.

     "Leverage Ratio Level I" shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters of the Company ending on the last day of the period covered by the financial statements relating to such Adjustment Date is greater than or equal to 4.00 to 1.00.

     "Leverage Ratio Level II" shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters of the Company ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than 4.00 to 1.00 but greater than or equal to 3.50 to 1.00.

     "Leverage Ratio Level III" shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters of the Company ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than 3.50 to 1.00 but greater than or equal to 2.75 to 1.00.

     "Leverage Ratio Level IV" shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters of the Company ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than 2.75 to 1.00.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

     "Loan" means any loan made by any Lender or the Swing Line Lender pursuant to this Agreement.

     "Loan Documents" means this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security Documents.

     "Loan Parties" means the Company and each Subsidiary of the Company which is a party to a Loan Document; individually, a "Loan Party".

     "Management Agreement" means the Management Services Agreement dated June 30, 1999, between the Company and Fremont Partners, L.L.C., a Delaware limited liability company.

     "Material Adverse Effect" means any act, circumstance or event that (a) could have a material adverse effect on the Recapitalization, (b) could be material and adverse to the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (c) in any manner whatsoever could materially and adversely affect (i) the validity or enforceability of this Agreement or any of the other Loan Documents or (ii) the rights, remedies, powers or privileges of the Administrative Agent or the Lenders under this Agreement or under any of the other Loan Documents.

     "Material Contract" means, with respect to the Company or any Subsidiary, each contract to which such Person is a party that under applicable Requirements of Law (including the rules, regulations and interpretations of the Securities and Exchange Commission) is required to be disclosed to the public.

     "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil) or petroleum products or any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Law, including asbestos, petroleum or petroleum products and polychlorinated biphenyls.

     "Material Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Merger" has the meaning specified in the recitals to this Agreement.

     "Merger Consideration" has the meaning specified in the Recapitalization Agreement on the date hereof.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgages" means the collective reference to the mortgages, deeds of trust and other similar documents executed and delivered from time to time by the Company and the Domestic Subsidiaries in favor of the Administrative Agent, substantially in the form of Exhibit E or, if such Exhibit is not appropriate under applicable law in the jurisdiction in which the relevant real property is located, in such other form as shall be reasonably satisfactory to the Administrative Agent.

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" means (a) with respect to any sale or other disposition of assets by the Company or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including Cash Equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the subsequent sale or disposition of any non-cash consideration or Investments received in connection therewith or otherwise, but only as and when received) minus the sum of (i) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Company or such Subsidiary in connection with such sale or other disposition, (ii) federal, state and local taxes incurred in connection with such sale or other disposition, (iii) purchase price adjustments reasonably expected to be payable by such Loan Party in connection therewith (it being understood that if such amount is not subsequently paid, such amount shall constitute "Net Cash Proceeds" at the time such payment is no longer required) and (iv) in the case of any such sale or other disposition of assets subject to a Lien securing any Indebtedness (which Lien and Indebtedness are permitted by this Agreement), any amounts required to be repaid by the Company or such Subsidiary in respect of such Indebtedness (other than Indebtedness under this Agreement) in connection with such sale or other disposition;

     (b) with respect to any issuance of any Indebtedness or Capital Stock by the Company or any of its Subsidiaries or any capital contribution made to the Company or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including Cash Equivalents and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the subsequent sale or disposition of any non-cash consideration or Investments received in connection therewith or otherwise, but only as and when received) in connection with such issuance or capital contribution minus the reasonable fees, discounts, commissions and other out-of-pocket expenses incurred by the Company and its Subsidiaries in connection with such issuance or capital contribution; and

     (c) with respect to proceeds received by the Company or any of its Subsidiaries in respect of a Casualty Event, the amount of such proceeds minus
(i) the reasonable out-of-pocket fees and expenses incurred by the Company and its Subsidiaries in connection with the collection of such proceeds, (ii) any such proceeds received in respect of insurance which are required to be paid to any co-insured Persons or other loss payees with respect to such insurance, and (iii) in the case of any Casualty Event relating to any asset subject to a Lien securing any Indebtedness (which Lien and Indebtedness are permitted by this Agreement), any amounts required to be repaid by the Company or such Subsidiary in respect of such Indebtedness (other than Indebtedness under this Agreement) in connection with such Casualty Event.

     "Net Income" means, of the Company for any period, the net income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

     "Notes" means the collective reference to the Revolving Credit Notes, the Term Notes and the Swing Line Note.

     "Notice of Borrowing" means a notice in substantially the form of Exhibit
A.

     "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit C.

     "Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, Reimbursement Obligations and all other obligations and liabilities of the Company and the Subsidiaries to the Agents, the Lenders or the Issuing Bank or to any Lender (or to any Affiliate of a Lender) which enters into any Eligible Hedge Agreement with the Company or any Subsidiary, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Letters of Credit, any Eligible Hedge Agreement, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees, charges and disbursements of counsel to the Agents, the Issuing Bank or any Lender that are required to be paid by the Company or any Subsidiary pursuant to any Loan Document or Eligible Hedge Agreement) or otherwise.

     "Other Taxes" has the meaning specified in Section 4.13(b).

     "Participant" has the meaning specified in Section 11.6(b).

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Acquisition" means any Acquisition, provided that (a) the Company shall have delivered to the Administrative Agent a certificate demonstrating that, upon giving pro forma effect to such Acquisition and any Indebtedness incurred in connection therewith, no violation of Section 8.1 would have occurred as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Agent has received the financial statements and Compliance Certificate as required by Section 7.1(a) or (b) and Section 7.2(c) (assuming, for purposes hereof, that such Acquisition was consummated as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end), (b) such Acquisition is approved by the Board of Directors (or other body of such Person vested with management authority or a majority of holders of the Capital Stock of such Person) of the Person whose assets or Capital Stock are being acquired pursuant to such Acquisition, (c) no Default or Event of Default has then occurred and is continuing or would result therefrom, (d) the purchase price (including assumed indebtedness and the fair market value of any non-cash consideration in connection with such Acquisition) of such Acquisition does not exceed $30,000,000 individually and the purchase price of all such Acquisitions since the Closing Date does not exceed $60,000,000 in the aggregate, and (e) the Available Cash in effect at the time of such Acquisition (and after giving effect thereto) is at least $2,500,000.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Preferred Shares" has the meaning specified in the recitals to this Agreement.

     "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

     "Projections" has the meaning specified in Section 6.20.

     "Properties" has the meaning specified in Section 6.18(a).

     "Recapitalization" has the meaning specified in the recitals to this Agreement.

     "Recapitalization Agreement" has the meaning specified in the recitals to this Agreement.

     "Recapitalization Documents" has the meaning specified in Section 5.1(c).

     "Register" has the meaning specified in Section 11.6(d).

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Reimbursement Obligations" means the obligation of the Company to reimburse the Issuing Bank pursuant to Section 2.8 for amounts drawn under Letters of Credit.

     "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Reorganization" means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

     "Required Lenders" means, at any time, Lenders the Total Credit Percentages of which aggregate at least 51%.

     "Required Revolving Credit Lenders" means, at any time, Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate at least 51%.

     "Required Tranche A Lenders" means, at any time, Tranche A Lenders the Tranche A Commitment Percentages of which aggregate at least 51%.

     "Required Tranche B Lenders" means, at any time, Tranche B Lenders the Tranche B Commitment Percentages of which aggregate at least 51%.

     "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means the chief executive officer or the president of the Company or, with respect to financial matters, the chief financial officer of the Company.

     "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to (a) make Revolving Credit Loans, (b) issue or participate in Letters of Credit, and (c) make or participate in Swing Line Loans, in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name in Schedule 1.1 under the heading "Revolving Credit Commitment" (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all such Lenders, the "Revolving Credit Commitments".

     "Revolving Credit Commitment Percentage" means as to any Revolving Credit
Lender:

     (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage which (i) such Revolving Credit Lender's Revolving Credit Commitment then constitutes of (ii) the Revolving Credit Commitments of all the Lenders, and

     (b) at any time after the termination of the Revolving Credit Commitments, the percentage which (i) the aggregate principal amount of such Revolving Credit Lender's Revolving Credit Loans then outstanding plus the product of (A) such Revolving Credit Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (giving effect to any permitted assignments after such termination) times (B) the sum of (1) the L/C Obligations, and (2) the aggregate principal amount of Swing Line Loans then outstanding then constitutes of (ii) the sum of (A) the aggregate principal amount of Revolving Credit Loans of all the Revolving Credit Lenders then outstanding plus (B) the aggregate L/C Obligations of all the Revolving Credit Lenders then outstanding plus (C) the aggregate principal amount of Swing Line Loans then outstanding.

     "Revolving Credit Commitment Period" means the period from and including the date hereof to but not including the Revolving Credit Termination Date.

     "Revolving Credit Lender" means any Lender having a Revolving Credit Commitment or that holds outstanding Revolving Credit Loans hereunder.

     "Revolving Credit Loans" has the meaning specified in Section 2.1(a).

     "Revolving Credit Note" has the meaning specified in Section 4.1(d).

     "Revolving Credit Termination Date" means the earlier of (a) November 30, 2005 and (b) the date upon which the Revolving Credit Commitments shall be terminated pursuant to this Agreement.

     "S&P" means Standard and Poor's Rating Group.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security Documents" means the collective reference to the Mortgages, the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Company and its Subsidiaries hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security document delivered pursuant to Section 7.10.

     "Senior Subordinated Note Indenture" means the Indenture dated as of June 30, 1999, between the Company and Firstar Bank of Minnesota, N.A., as trustee.

     "Senior Subordinated Notes" means the subordinated notes of the Company in an aggregate principal amount of $125,000,000 issued pursuant to the Senior Subordinated Note Indenture.

     "Shares" has the meaning specified in the Recapitalization Agreement on the date hereof.

     "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvent" means, with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in any business or a transaction, and is not about to engage in any business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. Contingent liabilities shall be computed as the amount which, in light of the relevant facts and circumstances, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Sponsor" has the meaning specified in the recitals to this Agreement.

     "Subordinated Debt" means (a) the Senior Subordinated Notes and (b) any other unsecured Indebtedness of the Company (i) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the Business Day following the Tranche B Maturity Date, except in connection with asset sales, changes of control and events of default on terms (w) no more restrictive (taken as a whole) than those provisions contained in the Senior Subordinated
Note Indenture, and (x) not materially less favorable to the Lenders than those provisions contained in the Senior Subordinated Note Indenture, (ii) the payment of the principal of and interest on which and other obligations of the Company in respect thereof are subordinated to the prior payment in full of the Obligations on terms and conditions at least as favorable to the Agents and the Lenders as those applicable to the Senior Subordinated Notes, and (iii) the Subordinated Debt Documentation with respect to such Indebtedness shall not contain covenants or default provisions (y) more restrictive (taken as a whole) than those contained in the Senior Subordinated Note Indenture, and (z) not materially less favorable to the Lenders than those contained in the Senior Subordinated Note Indenture.

     "Subordinated Debt Documentation" means the agreements, indentures and other documentation pursuant to which any Subordinated Debt is issued.

     "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Surviving Indebtedness" means Indebtedness of the Company and its Subsidiaries outstanding immediately before and after giving effect to the Recapitalization.

     "Swing Line Commitment" means, at any time, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.12.

     "Swing Line Lender" means NationsBank, in its capacity as provider of the Swing Line Loans.

     "Swing Line Loans" has the meaning specified in Section 2.12.

     "Swing Line Note" has the meaning specified in Section 4.1(d).

     "Syndication Agent" means Credit Suisse, which has been named syndication agent for the Lenders.

     "Synthetic Lease" means any synthetic lease, tax retention operating lease or off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an operating lease pursuant to GAAP.

     "Taxes" has the meaning specified in Section 4.13(a).

     "Term Loan Commitments" means the collective reference to the Tranche A Commitments and the Tranche B Commitments.

     "Term Loan Lenders" means the collective reference to the Tranche A Lenders and the Tranche B Lenders.

     "Term Loans" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans; and individually, a "Term Loan".

     "Term Notes" has the meaning specified in Section 4.1(d).

     "Title Insurance Company" has the meaning specified in Section 5.1(t).

     "Total Credit Percentage" means as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments, aggregate Tranche A Commitments and aggregate

Tranche B Commitments then constituted by its Revolving Credit Commitment, Tranche A Commitment and Tranche B Commitment (it being agreed that upon termination or expiration of the Revolving Credit Commitments, the Tranche A Commitments or the Tranche B Commitments, the Total Credit Percentage of any Lender shall be determined:

     (a) in the case of the termination or expiration of the Revolving Credit Commitments, by reference to the aggregate amount of the Aggregate Outstanding Revolving Credit of the Lenders and such Lender's Aggregate Outstanding Revolving Credit; and

     (b) in the case of the termination or expiration of the Tranche A Commitment or the Tranche B Commitment, by reference to the aggregate principal amount of the Tranche A Term Loans and the Tranche B Term Loans of the Lenders, as the case may be, and such Lender's Tranche A Term Loans or Tranche B Term Loans, as the case may be).

     "Total Debt" means, on any date, all items that in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of the Company and its Subsidiaries.

     "Tranche" means the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches."

     "Tranche A Commitment" means, as to any Lender, the obligation of such Lender to make a Tranche A Term Loan to the Company pursuant to Section 3.1 in an amount equal to the amount set forth opposite such Lender's name in Schedule
1.1 under the heading "Tranche A Commitment"; collectively, as to all such Lenders, the "Tranche A Commitments".

     "Tranche A Commitment Percentage" means, as to any Tranche A Lender, the percentage which such Tranche A Lender's Tranche A Commitment then constitutes of the Tranche A Commitments of all the Tranche A Lenders (or, after the Tranche A Term Loans are made, the percentage which the outstanding principal amount of such Tranche A Lender's Tranche A Term Loan then constitutes of the aggregate principal amount of Tranche A Term Loans of all the Tranche A Lenders then outstanding).

     "Tranche A Lender" means any Lender having a Tranche A Commitment hereunder or that holds outstanding Tranche A Term Loans.

     "Tranche A Term Loan" has the meaning specified in Section 3.1.

     "Tranche A Term Note" has the meaning specified in Section 4.1(d).

     "Tranche B Commitment" means, as to any Lender, the obligation of such Lender to make a Tranche B Term Loan to the Company pursuant to Section 3.1 in an amount equal to the amount set forth opposite such Lender's name in Schedule 1.1 under the heading "Tranche B Commitment"; collectively, as to all such Lenders, the "Tranche B Commitments".

     "Tranche B Commitment Percentage" means as to any Tranche B Lender, the percentage which such Tranche B Lender's Tranche B Commitment then constitutes of the Tranche B Commitments of all the Tranche B Lenders (or, after the Tranche B Term Loans are made, the percentage which the outstanding principal amount of such Tranche B Lender's Tranche B Term Loan then constitutes of the aggregate principal amount of Tranche B Term Loans of all the Tranche B Lenders then outstanding).

     "Tranche B Lender" means any Lender having a Tranche B Commitment hereunder or that holds outstanding Tranche B Term Loans.

     "Tranche B Maturity Date" means November 30, 2006.

     "Tranche B Term Loan" has the meaning specified in Section 3.1.

     "Tranche B Term Note" has the meaning specified in Section 4.1(d).

     "Transaction Expenses" has the meaning specified in Section 5.1(g).

     "Transferee" has the meaning specified in Section 11.6(f).

     "Type" means as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

     "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

     "Working Capital" means, at any date, the sum of (a) all amounts which would, in conformity with GAAP, be included under current assets on a balance sheet of the Company and its Subsidiaries on a Consolidated basis on such date minus (b) all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of the Company and its Subsidiaries on a Consolidated basis on such date.

     "Year 2000 Compliant" has the meaning specified in Section 6.25.

     "Year 2000 Problem" has the meaning specified in Section 6.25.

     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Documents or any certificate or other document made or delivered pursuant hereto.

     (b) For purposes of computation of time periods hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". The words

"include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

     (c) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, renewed, extended or otherwise modified (subject to any restrictions on such amendments, supplements, renewals, extensions or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts receivable, contract rights, licenses and intellectual property.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used in this Agreement and the other Loan Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the audited financial statements described in Section 6.1(a)); provided, however, that if
(a) the Company shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto, or (b) the Administrative Agent or the Required Lenders shall so object in writing within ninety days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Company to the Lenders as to which no such objection shall have been made.

           SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

     2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan") to the Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the sum of (i) the then outstanding L/C Obligations and (ii) the aggregate principal amount of Swing Line Loans then outstanding, does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Company may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof.

     (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections
2.2 and 4.4, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

     2.2 Procedure for Revolving Credit Borrowing. The Company may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Company shall give the Administrative Agent irrevocable notice in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 A.M. (Charlotte, North Carolina time), (a) at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) at least one Business Day prior to the requested Borrowing Date, otherwise; provided that such notice may be given prior to 11:00 A.M. (Charlotte, North Carolina time) on the Closing Date with respect to Revolving Credit Loans to be made on the Closing Date), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Revolving Credit Loans made on the Closing Date shall be Base Rate Loans, provided that such Loans may be Converted to Eurodollar Loans pursuant to Section 4.4 after the Closing Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in Section 11.2 prior to 1:00 P.M., (Charlotte, North Carolina time), on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent in Dollars. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office (or such other account as may be designated by the Company and as may be acceptable to the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     2.3 Termination or Reduction of Commitments; Repayment of Revolving Credit Loans. (a) The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

     (b) The Revolving Credit Commitments shall also be automatically reduced as provided in Section 4.3. Any such reduction shall ratably and permanently reduce the Revolving Credit Commitments then in effect.

     (c) The Company hereby unconditionally promises to pay to the Administrative Agent on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to
Section 9) for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender. The Company hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Sections 4.6 and 4.10.

     2.4 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 2.7(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Company on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank, provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Sublimit or (ii) the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders at such time would exceed the Revolving Credit Commitments at such time.

     (b) Each Letter of Credit shall (i) be denominated in Dollars, (ii) be either (A) a standby letter of credit issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise or (B) a commercial letter of credit issued in respect of the purchase of goods or services by the Company or any of its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of (A) the date that is twelve months after the date of its issuance and (B) the thirtieth Business Day prior to the Revolving Credit Termination Date, provided that, subject to the immediately preceding clause (B), any standby Letter of Credit may, at the request of the Company as set forth in the applicable Letter of Credit Application, be automatically extended on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank shall have given prior written notice to the Company and the beneficiary of such Letter of Credit at least thirty Business Days prior to the date of termination of such Letter of Credit that such Letter of Credit will not be extended and the Issuing Bank shall permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed. The extension or renewal of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

     (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by any applicable Requirement of Law.

     2.5 Procedure for Issuance of Letters of Credit. The Company may from time to time request that the Issuing Bank issue a Letter of Credit by (a) delivering to the Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be acceptable to the Issuing Bank (including by electronic transmission) a Letter of Credit Application, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request and (b) concurrently delivering a notice to the Administrative Agent that such Letter of Credit has been requested if the Administrative Agent is different from the Issuing Bank. Upon receipt of any such Letter of Credit Application, the Issuing Bank will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company with respect thereto. The Issuing Bank shall furnish a copy of each Letter of Credit issued by the Issuing Bank to the Company and the Administrative Agent promptly following the issuance thereof.

     2.6 Letter of Credit Fees, Commissions and Other Charges. (a) The Company shall pay to the Issuing Bank with respect to each Letter of Credit issued by it under this Agreement, for the account of the Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate of 0.250% per annum on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

     (b) The Company shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Letter of Credit issued under this Agreement with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Applicable Percentage for Letter of Credit fees from time to time in effect on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each Fee Payment Date to occur after the issuance of such Letter of

Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

     (c) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section.

     2.7 L/C Participations. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage of the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each L/C Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such L/C Participant or the Company or any Subsidiary may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries,
(iv) any breach of this Agreement or any other Loan Document by any Loan Party or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 2.7(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.7(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans that are Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.7(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing
Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof, provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

     (d) Upon the request of any Lender, the Issuing Bank will provide to each Lender a copy of each Letter of Credit issued pursuant to this Agreement.

     2.8 Reimbursement Obligation of the Company. (a) The Company agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds.

     (b) If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Company of the date and amount thereof. If the Issuing Bank notifies the Company prior to 10:00 A.M. (Charlotte, North Carolina time), on any Business Day, of any drawing under any Letter of Credit issued by it, the Company shall reimburse the Issuing Bank pursuant to Section 2.8(a) with respect to such drawing on such Business Day. If the Issuing Bank notifies the Company after 10:00 A.M. (Charlotte, North Carolina time), on any Business Day of any drawing under any Letter of Credit, the Company shall reimburse the Issuing Bank pursuant to Section 2.8(a) with respect to such drawing on the next succeeding Business Day and interest shall be payable on the amount of such drawing for such period at the rate then applicable to Revolving Credit Loans that are Base Rate Loans hereunder. If any amount payable under this Section is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this Section until payment in full thereof at the rate which would be payable on any outstanding Revolving Credit Loans that are Base Rate Loans which were then overdue.

     (c) Each drawing under any Letter of Credit shall constitute a request by the Company to the Administrative Agent for a borrowing of Revolving Credit Loans pursuant to Section 2.2 consisting of Base Rate Loans in the amount of such drawing unless the Company gives notice to the Administrative Agent at least one Business Day prior to such drawing that no such Revolving Credit Loans are requested. The Borrowing Date with respect to such borrowing shall be the date of such drawing. The Administrative Agent shall use the proceeds of such Loans to reimburse the Issuing Bank for any such drawing.

     2.9 Obligations Absolute. (a) The Company's obligations under Sections 2.4, 2.5, 2.6, 2.7, 2.8, and 2.10 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, recoupment, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank, any L/C Participant or any beneficiary of a Letter of Credit.

     (b) As between the Company and the Lenders (including the Issuing Bank), the Company assumes all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under Section 2.8(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, (ii) any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of any Loan Party against any beneficiary of such Letter of Credit or any such transferee.

     (c) Neither the Issuing Bank nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

     (d) The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs or the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Bank or any L/C Participant to any Loan Party.

     2.10 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Bank to the Loan Parties in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     2.11 Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply.

     2.12 Swing Line Commitment. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans in Dollars (the "Swing Line Loans") to the

Company from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $3,000,000, provided that, (a) after giving effect to any such Swing Line Loans, the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders at such time do not exceed the Revolving Credit Commitments at such time and (b) the Swing Line Lender shall not make any Swing Line Loan unless it shall have received notice from the Administrative Agent that the making of such Swing Line Loan will not violate clause (a) above. During the Revolving Credit Commitment Period, the Company may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans and may not be Converted into Loans that bear interest at any other rate.

     2.13 Procedure for Swing Line Borrowing; Prepayment of Swing Line Loans. The Company may borrow under the Swing Line Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Company shall give the Swing Line Lender and the Administrative Agent irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon (Charlotte, North Carolina time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Company at the principal office of the Swing Line Lender by 1:00 P.M. (Charlotte, North Carolina time) on the Borrowing Date by crediting the account of the Company at such office with such proceeds. The Company may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 11:00 A.M. (Charlotte, North Carolina time) on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Prepayments of the Swing Line Loans shall be accompanied by accrued and unpaid interest on the amount prepaid.

     2.14 Repayment of Swing Line Loans; Participations in Swing Line Loans. (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Swing Line Lender the then unpaid principal amount of the Swing Line Loans on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 9). The Company hereby further agrees to pay interest on the unpaid principal amount of Swing Line Loans from time to time outstanding from the Borrowing Date thereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 4.6. The Swing Line Lender, at any time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf) request each Revolving Credit Lender (including the Swing Line Lender) to make a Revolving Credit Loan (which shall be a Base Rate Loan) in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of Section 9 shall have occurred with respect to the Company (in which event the procedures of paragraph
(c) of this Section 2.14 shall apply), each Revolving

Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the Administrative Agent's Payment Office prior to 11:00 A.M. (Charlotte, North Carolina time) in funds immediately available in Dollars on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note.

     (b) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if the conditions set forth in Sections 5.1 and 5.2 have not been satisfied.

     (c) If prior to the making of a Revolving Credit Loan pursuant to paragraph
(a) of this Section 2.14 one of the events described in paragraph (f) of
Section 9 shall have occurred and be continuing with respect to the Company, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice described in Section 2.14(a), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Revolving Credit Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

     (d) Whenever, at any time after any Revolving Credit Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded), provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

     (e) Each Revolving Credit Lender's obligation to make the Revolving Credit Loans referred to in Section 2.14(a) and to purchase participating interests pursuant to Section 2.14(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Company may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

              SECTION 3. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

     3.1 Term Loans. Subject to the terms and conditions hereof, (a) each Tranche A Lender severally agrees to make a term loan (a "Tranche A Term Loan") in a single disbursement to the Company on the Closing Date in a principal amount equal to such Tranche A Lender's Tranche A Commitment, and (b) each Tranche B Lender severally agrees to make a term loan (a "Tranche B Term Loan") in a single disbursement to the Company on the Closing Date in a principal amount equal to such Tranche B Lender's Tranche B Commitment. The Term Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 3.2 and 4.4. The Tranche A Commitments shall terminate upon the making of the Tranche A Term Loans. The Tranche B Commitments shall terminate upon the making of the Tranche B Term Loans.

     3.2 Procedure for Term Loan Borrowing. The Company may borrow under the Term Loan Commitments on the Closing Date, provided that the Company shall give the Administrative Agent irrevocable notice in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 A.M., (Charlotte, North Carolina time), on the Closing Date), specifying the amounts of the Tranche A Term Loans and Tranche B Term Loans to be borrowed. Initially, the Tranche A Term Loans and Tranche B Term Loans shall be Base Rate Loans, provided that such Loans may be Converted to Eurodollar Loans pursuant to
Section 4.4 after the Closing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify each Term Loan Lender thereof. On the Closing Date, each Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 11.2 the amount in immediately available funds equal to the Term Loans to be made by such Term Loan Lender. The Administrative Agent shall on such date credit the account of the Company on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by such Term Loan Lenders and in like funds as received by the Administrative Agent.

     3.3 Repayment of Tranche A Term Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche A Lenders the principal amount of the Tranche A Term Loans in twenty-four consecutive quarterly installments of principal, commencing on February 29, 2000, on the dates and in the principal amounts set forth below (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to
Section 9), subject to adjustment as provided in Section 4.2 or 4.3:


         Date                       Amount
         ----                       ------
     February 29, 2000             $750,000
     May 31, 2000                  $750,000
     August 31, 2000               $750,000
     November 30, 2000             $750,000
     February 28, 2001           $1,250,000
     May 31, 2001                $1,250,000
     August 31, 2001             $1,250,000

         Date                       Amount
         ----                       ------
     November 30, 2001           $1,250,000
     February 28, 2002           $1,500,000
     May 31, 2002                $1,500,000
     August 31, 2002             $1,500,000
     November 30, 2002           $1,500,000
     February 28, 2003           $2,000,000
     May 31, 2003                $2,000,000
     August 31, 2003             $2,000,000
     November 30, 2003           $2,000,000
     February 29, 2004           $2,000,000
     May 31, 2004                $2,000,000
     August 31, 2004             $2,000,000
     November 30, 2004           $2,000,000
     February 28, 2005           $2,500,000
     May 31, 2005                $2,500,000
     August 31, 2005             $2,500,000
     November 30, 2005           $2,500,000


The Company hereby further agrees to pay interest on the unpaid principal amount of the Tranche A Term Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in Sections 4.6 and 4.10.

     3.4 Repayment of Tranche B Term Loans. The Company hereby unconditionally promises to pay to the Administrative Agent for the account of the Tranche B Lenders the principal amount of the Tranche B Term Loans in twenty-eight consecutive quarterly installments of principal, commencing on February 29, 2000, on the dates and in the principal amounts set forth below (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to
Section 9), subject to adjustment as provided in Section 4.2 or 4.3:


         Date                     Amount
         ----                     ------
     February 29, 2000           $125,000
     May 31, 2000                $125,000
     August 31, 2000             $125,000
     November 30, 2000           $125,000
     February 28, 2001           $125,000
     May 31, 2001                $125,000
     August 31, 2001             $125,000
     November 30, 2001           $125,000
     February 28, 2002           $125,000
     May 31, 2002                $125,000
     August 31, 2002             $125,000
     November 30, 2002           $125,000

         Date                       Amount
         ----                       ------
     February 28, 2003              $125,000
     May 31, 2003                   $125,000
     August 31, 2003                $125,000
     November 30, 2003              $125,000
     February 29, 2004              $125,000
     May 31, 2004                   $125,000
     August 31, 2004                $125,000
     November 30, 2004              $125,000
     February 28, 2005              $125,000
     May 31, 2005                   $125,000
     August 31, 2005                $125,000
     November 30, 2005              $125,000
     February 28, 2006           $11,750,000
     May 31, 2006                $11,750,000
     August 31, 2006             $11,750,000
     November 30, 2006           $11,750,000

The Company hereby further agrees to pay interest on the unpaid principal amount of the Tranche B Term Loans from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in Sections 4.6 and 4.10.

                SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS
                           AND LETTERS OF CREDIT

     4.1 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (b) The Administrative Agent shall maintain the Register pursuant to
Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Swing Line Loan, and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable to the Lenders hereunder, (iii) the amount of each Revolving Credit Lender's participation in outstanding Letters of Credit and Swing Line Loans and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's share thereof.

     (c) The entries made in the Register and the accounts of each Lender maintained pursuant hereto shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded, provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company in accordance with the terms of this Agreement.

     (d) The Company agrees that, upon the request to the Administrative Agent by any applicable Lender, the Company will execute and deliver to such Lender, as appropriate, (i) a promissory note of the Company evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit B-1 with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), (ii) a promissory note of the Company evidencing the Tranche A Term Loan of such Lender, substantially in the form of Exhibit B-2 with appropriate insertions as to date and principal amount (a "Tranche A Term Note"), (iii) a promissory note of the Company evidencing the Tranche B Term Loan of such Lender, substantially in the form of Exhibit B-3 with appropriate insertions as to date and principal amount (a "Tranche B Term Note", and together with the Tranche A Term Notes, the "Term Notes"), and (iv) a promissory note of the Company evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit B-4 with appropriate insertions as to date and principal amount (the "Swing Line Note"). Each Lender is hereby authorized to record the Borrowing Date, the amount of each relevant Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Note evidencing such Loan and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by a Lender to make any such recordation (or any error therein) shall not affect any of the obligations of the Company under such Note or this Agreement.

     4.2 Optional Prepayments. The Company may prepay the Term Loans and Revolving Credit Loans in whole or in part without premium or penalty, in the case of Eurodollar Loans on the last day of any Interest Period with respect thereto (except that the Company may make a prepayment of Eurodollar Loans on a day other than the last day of the Interest Period with respect thereto as long as it complies with Section 4.14) and, in the case of Base Rate Loans (other than Swing Line Loans), on any Business Day, provided that (a) the Company shall have given (i) at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) and (ii) one Business Day's irrevocable notice to the Administrative Agent (in the case of Base Rate Loans), (b) such notice specifies, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (i) of Term Loans, Revolving Credit Loans, or a combination thereof, and in each case if a combination thereof, the amount allocable to each, and (ii) of Eurodollar Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each, and (iii) each prepayment is in a minimum principal amount of $1,000,000 and a multiple of $1,000,000 in excess thereof. Upon the receipt of any such notice, the Administrative Agent shall promptly notify each of the relevant Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 4.14 and, in the case of prepayments of the Term Loans or Revolving Credit Loans that are Eurodollar Loans, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans pursuant to this Section shall be applied
(x) pro rata (based on outstanding principal amount) to the Tranche A Term Loans and the Tranche B Term Loans and (y) pro rata to the respective then remaining principal installments thereof. Amounts prepaid pursuant to this Section 4.2 on account of the Term Loans may not be reborrowed. Revolving Credit Loans may not be prepaid if any Swing Line Loans are outstanding at such time. Swing Line Loans may be prepaid as provided in
Section 2.13.

     4.3 Mandatory Prepayments of Loans and Reductions of Revolving Credit Commitments. (a) If, on any day, the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders exceeds the Revolving Credit Commitments on such date, the Company shall, without notice or demand, immediately repay such of the outstanding Revolving Credit Loans and Swing Line Loans in an aggregate principal amount such that, after giving effect thereto, the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders does not exceed the Revolving Credit Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section 4.14 in connection therewith. Any prepayment of Revolving Credit Loans pursuant to the immediately preceding sentence shall first be applied to prepay any outstanding Swing Line Loans. To the extent that after giving effect to any prepayment of Loans required by this Section 4.3(a), the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders at such time exceeds the Revolving Credit Commitments at such time, the Company shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the lesser of (i) the sum of the aggregate then outstanding L/C Obligations and (ii) the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which are or become due thereafter, provided that, (A) the Administrative Agent shall, if no Default or Event of Default exists, release to the Company from time to time such portion of the amount on deposit in the Cash Collateral Account to the extent such amount is not required to be so deposited in order for the Company to be in compliance with this Section 4.3(a) and (B) the Administrative Agent may so apply such cash at any time after the occurrence and during the continuation of an Event of Default.

     (b) On the earlier of (i) the date of receipt by the Lenders of the financial statements required to be delivered pursuant to Section 7.1(a) as to any fiscal year of the Company (the "Base Year") and (ii) the 90th day of the fiscal year of the Company next succeeding the Base Year, the Loans shall be prepaid and/or the Commitments shall be reduced in an amount equal to 75% of Excess Cash Flow for the Base Year (commencing with the fiscal year ending November 30, 2000) in accordance with paragraph (e) of this Section, provided that such percentage shall be 50% if, as of the end of such Base Year, the Leverage Ratio is less than 3.75 to 1.00.

     (c) On the day upon which the Company or any of its Subsidiaries receives Net Cash Proceeds from the issuance of any Indebtedness (other than Indebtedness permitted by Section 8.2) or Capital Stock or from any capital contribution (other than any issuance of Capital Stock to, or any capital contribution by, the Sponsor and/or its Affiliates or management or employees of the Company or any of the Subsidiaries) the Loans shall be prepaid and/or the Commitments shall be reduced in an amount equal to 100% of the Net Cash Proceeds of such issuance of Indebtedness or Capital Stock or such capital contribution in accordance with paragraph (e) of this Section.

     (d) If the Company or any of its Subsidiaries sells, assigns, transfers, leases or otherwise disposes of any of its assets (other than pursuant to Sections 8.5(a) through (h), (j) and (k)) or any of its assets becomes the subject of a Casualty Event, no later than five Business Days after receipt of the Net Cash Proceeds therefrom, the Loans shall be prepaid and/or the Commitments shall be reduced by an amount equal to 100% of such Net Cash Proceeds in accordance with paragraph (e) of this Section, provided that, at the option of the Company and so long as no Default or Event of Default shall have occurred and be continuing or would be caused thereby, (i) the Company and its Subsidiaries may use up to $25,000,000 of the Net Cash Proceeds realized in the aggregate subsequent to the Closing Date from any such sales, assignments, transfers, leases or other dispositions to reinvest in the business of the Company and its Subsidiaries in a manner consistent with Section 8.13 (including Permitted Acquisitions), in each case within six months after the consummation of the relevant sale, assignment, lease, transfer or other disposition, subject to the following conditions: (w) in the event the Company or any of its Subsidiaries elects to exercise its rights pursuant to this clause (i), the Company or such Subsidiary, as the case may be, shall promptly deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the amount of the Net Cash Proceeds which the Company or such Subsidiary, as the case may be, expects to so use during the subsequent six month period, and (x) on the date which is six months, after the relevant sale or other disposition, the Company or such Subsidiary, as the case may be, shall (A) deliver a certificate of a Responsible Officer to the Administrative Agent certifying as to the amount and use of such Net Cash Proceeds actually so used and (B) deliver to the Administrative Agent, for application in accordance with (and to the extent required by) this Section, an amount equal to the remaining unused Net Cash Proceeds and (ii) the Company or any of its Subsidiaries may use the Net Cash Proceeds of any Casualty Event to replace, restore or rebuild the property or assets which were the subject of the Casualty Event or asset related or complementary thereto within one year after the receipt of the Net Cash Proceeds related to such Casualty Event, subject to the following conditions: (y) in the event the Company or any of its Subsidiaries elects to exercise its right pursuant to this clause (ii), the Company or such Subsidiary, as the case may be, shall promptly deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the amount of the Net Cash Proceeds which the Company or such Subsidiary, as the case may be, expects to so use during the subsequent one year period, and (z) on the date which is one year after receipt of the Net Cash Proceeds related to the relevant Casualty Event, the Company or such Subsidiary, as the case may be, shall (1) deliver a certificate of a Responsible Officer to the Administrative Agent certifying as to the amount and use of such Net Cash Proceeds actually used to replace or rebuild such property or assets and (2) deliver to the Administrative Agent, for application in accordance with (and to the extent required by) this Section, an amount equal to the remaining unused Net Cash Proceeds, provided, further that, notwithstanding anything to the contrary in the immediately preceding proviso, the Loans shall be prepaid and/or the Commitments shall be reduced in accordance with paragraph
(e) of this Section to the extent the failure to do so would otherwise result in a "Asset Sale Offer" (as defined in the Senior Subordinated Note Indenture). If a Default or Event of Default shall have occurred and be continuing, the Company shall immediately deliver to the Administrative Agent all Net Cash Proceeds held by the Company or any Subsidiary pursuant to this Section 4.3(d) for deposit in a Cash Collateral Account as security for the Obligations.

     (e) Prepayments pursuant to Sections 4.3(b), 4.3(c) and 4.3(d) shall be applied, first, to prepay Term Loans then outstanding, second, to prepay Swing Line Loans then outstanding, third, to prepay Revolving Credit Loans then outstanding, fourth, to pay any Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding L/C Obligations on terms satisfactory to the Administrative Agent; provided, however, that if an Event of Default shall have occurred and be continuing, all Net Cash Proceeds and all prepayments pursuant to Sections 4.3(b), 4.3(c) and 4.3(d) shall be applied against the Obligations in the order and manner specified in Section 6.9 of the Guarantee and Collateral Agreement. Prepayments of Term Loans pursuant to Sections 4.3(b), 4.3(c) and 4.3(d) shall be applied (i) pro rata (based on outstanding principal amount) to the Tranche A Term Loans and the Tranche B Term Loans and (ii) pro rata to the respective then remaining installments of principal thereof. Notwithstanding the foregoing, in respect of any partial prepayment of Term Loans pursuant to this Section, any Lender having a Tranche B Term Loan may elect to decline receipt of all or part of its share of any such prepayment, and, if such Lender so declines, such share shall be applied as an additional prepayment of the Tranche A Term Loans in accordance with clause (ii) of the immediately preceding sentence of this Section; provided, that (A) any such Tranche B Lender that wishes to decline receipt of all or part of its share of any such prepayment shall promptly, and, in any event no later than one Business Day prior to the date specified for such prepayment, notify the Administrative Agent of such election and the percentage that such Tranche B Lender has elected to decline of the prepayment that it would otherwise have been entitled to receive pursuant to this Section 4.3(e) and (B) after giving effect to any concurrent payment of the Tranche A Term Loans pursuant to Sections 4.3(b), 4.3(c) or 4.3(d), the Tranche A Term Loans shall not have been paid in full. Amounts applied against the Revolving Credit Loans, Swing Line Loans, and Reimbursement Obligations and to cash collateralize L/C Obligations pursuant to Section 4.3(d) shall permanently reduce the amount of the Revolving Credit Commitments by the amount of each such application. All prepayments of Term Loans under this Section 4.3(e) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

     (f) Amounts prepaid on account of Term Loans may not be reborrowed.

     (g) Notwithstanding the foregoing provisions of Section 4.3(e), if at any time the mandatory prepayment of Loans pursuant to Section 4.3(b), (c) or (d) would result, after giving effect to the procedures set forth above, in the Company's incurring breakage costs under Section 4.14 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Company may in its sole discretion, so long as no Default or Event of Default shall have then occurred and be continuing, deposit a portion (up to 100%) of the amounts in Dollars that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) in a Cash Collateral Account to be held as security for the Obligations, with such cash collateral to be directly applied by the Administrative Agent to prepay the relevant Affected Eurodollar Loans on the last day of the Interest Periods applicable thereto (or such earlier date or dates as shall be requested by the Company or as shall be determined by the Administrative Agent at any time after the occurrence and during the continuation of a Default or Event of Default). Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited in such Cash Collateral Account pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Loans would otherwise have been immediately prepaid with the amounts deposited, and, upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.3(g) shall, subject to the requirements of applicable law, be immediately applied to prepay such Loans.

     4.4 Conversion and Continuation Options. (a) The Company may elect from time to time to Convert Eurodollar Loans to Base Rate Loans and Base Rate Loans to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election in accordance with Section 4.4(c). All or any part of outstanding Eurodollar Loans and Base Rate Loans may be Converted as provided herein, provided that (i) no Loan may be Converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a Conversion is not appropriate,
(ii) no Loan may be Converted into a Eurodollar Loan after the date that is one month prior to (a) the Revolving Credit Termination Date (in the case of Conversions of Revolving Credit Loans), or (b) the date of the final installment of principal of the relevant Term Loans (in the case of Conversions of Term Loans) and (iii) any Conversion of Eurodollar Loans may only occur on the last day of the Interest Period with respect thereto.

     (b) Any Eurodollar Loans may be Continued as such upon the expiration of the then current Interest Period with respect thereto by giving prior irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1 and
Section 4.4(c), of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be Continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a Continuation is not appropriate or (ii) after the date that is one month prior to (a) the Revolving Credit Termination Date (in the case of Continuations of Revolving Credit Loans), or (b) the date of the final installment of principal of the relevant Term Loans (in the case of Continuations of Term Loans), and provided, further, that if the Company shall fail to give such notice or if such Continuation is not permitted, such Eurodollar Loans shall be automatically Converted to Base Rate Loans on the last day of such then expiring Interest Period.

     (c) The Company shall deliver notices of Conversions and Continuations to the Administrative Agent in the form of a Notice of Conversion/Continuation prior to 11:00 A.M. (Charlotte, North Carolina time) at least (i) three Business Days prior to the requested date of Continuation, if Loans are to be Continued as Eurodollar Loans, (ii) three Business Days prior to the requested date of Conversion, if Base Rate Loans are to be Converted into Eurodollar Loans and
(iii) one Business Day prior to the requested date of Conversion, if Eurodollar Loans are to be Converted into Base Rate Loans, specifying: (A) the proposed date of Conversion or Continuation; (B) the aggregate amount of Loans to be Converted or Continued; (C) the Type of Loans resulting from the proposed Conversion or Continuation; and (D) except for Conversions into the Base Rate Loans, the duration of the requested Interest Period.

     (d) Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders during the existence of an Event of Default, all outstanding Eurodollar Loans shall be Converted into Base Rate Loans.

     4.5 Minimum Amounts and Maximum Number of Tranches. All borrowings, Conversions and Continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than six Eurodollar Tranches outstanding at any time.

     4.6 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Percentage.

     (b) Each Base Rate Loan (other than the Swing Line Loans) shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Percentage.

     (c) Each Swing Line Loan shall bear interest at a rate per annum equal to the Base Rate plus one-half of one percent (.50%).

     (d) If an Event of Default shall have occurred and be continuing, (i) the outstanding principal of the Loans and Reimbursement Obligations shall bear interest at a per annum rate equal to two percent (2%) plus the rate of interest otherwise applicable to such Loans or Reimbursement Obligations pursuant to this Agreement and (ii) any overdue amount under this Agreement and the other Loan Documents (other than principal of the Loans or Reimbursement Obligations, but including interest, fees and expenses) shall, to the extent permitted by applicable law, bear interest at a rate per annum equal to two percent (2%) plus the rate of interest for Revolving Credit Loans that are Base Rate Loans.

     (e) Interest shall be payable in arrears on each Interest Payment Date and on the Revolving Credit Termination Date (in the case of Revolving Credit Loans and Swing Line Loans) and the date of the final installment of principal (in the case of Term Loans), provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.

     4.7 Commitment Fees; Other Fees. (a) The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at a rate per annum equal to the Applicable Percentage for commitment fees on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made (calculated as if no Swing Line Loans were outstanding during such period), payable quarterly in arrears on each Fee Payment Date and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate or be reduced as provided herein, commencing on the first of such dates to occur after the date hereof.

     (b) The Company shall pay to the Agents and BAS, each for its own account, the fees on the dates and in the amounts specified in the Commitment Letter and Fee Letter.

     4.8 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the Base Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest, commitment fees and letter of credit fees and commissions shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurodollar Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.6(a).

     4.9 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Required Lenders (which notice shall be conclusive and binding on the Company) that the Eurodollar Rate determined or to be determined for such Interest Period in respect of any Eurodollar Loan will not adequately and fairly reflect the cost to the Lenders of making, funding or maintaining Eurodollar Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given pursuant to either clause (a) or (b) of this Section 4.9 in respect of Eurodollar Loans, then (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(ii) any Loans that were to have been Converted on the first day of such Interest Period to Eurodollar Loans shall remain as Base Rate Loans and (iii) any outstanding Eurodollar Loans shall be Converted, on the last day of the then current Interest Period applicable thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or Continued as such, nor shall the Company have the right to Convert Base Rate Loans to Eurodollar Loans.

     4.10 Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Credit Loans by the Company from the Revolving Credit Lenders hereunder shall be made, each payment by the Company on account of any commitment fee in respect of the Revolving Credit Commitments shall be allocated by the Administrative Agent and any reduction of the Revolving Credit Commitments shall be allocated by the Administrative Agent, pro rata according to the Revolving Credit Commitment Percentages of the Revolving Credit Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on any Revolving Credit Loan shall be allocated pro rata according to the Revolving Credit Commitment Percentages of the Revolving Credit Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on any Tranche A Term Loans or Tranche B Term Loans shall be allocated by the Administrative Agent pro rata according to their respective Tranche A Commitment Percentages or Tranche B Commitment Percentages. All payments (including prepayments) to be made by the Company hereunder and under any Notes, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off, recoupment, counterclaim or other defense and shall be made prior to 12:00 Noon, (Charlotte, North Carolina time), on the due date thereof to the Administrative Agent, for the account of the relevant Lenders at the Administrative Agent's Payment Office, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent, in each case with a customary administrative fee with respect thereto. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum equal to the higher of (i) the rate specified in the second sentence of this paragraph and (ii) the rate applicable to Revolving Credit Loans that are Base Rate Loans hereunder, on demand, from the Company.

     (c) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Obligations to which, or the manner in which, such funds are to be applied, the Administrative Agent shall distribute such funds to each Lender ratably in accordance with such Lender's Total Credit Percentage, in repayment or prepayment of such of the outstanding Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

     4.11 Illegality. Notwithstanding any other provision herein, if any Requirement of Law or the interpretation or application thereof shall make it unlawful for any Lender (or its Applicable Lending Office) to make, maintain or fund Eurodollar Loans as contemplated by this Agreement, (a) the Commitment of such Lender hereunder to make Eurodollar Loans, Continue Eurodollar Loans as such and Convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such Conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.14. During any such period of illegality, any Loans that, but for the application of the preceding sentence would have been maintained as Eurodollar Loans, shall be made and maintained by the affected Lender as Base Rate Loans.

     4.12 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

     (i) shall subject any Lender (or its Applicable Lending Office) to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Letter of Credit Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender (or its Applicable Lending Office) in respect thereof (other than franchise taxes or taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

     (ii) shall impose, modify or hold applicable any reserve, assessment, special deposit, compulsory loan or similar requirement (other than the Eurodollar Reserve Requirements utilized in the determination of the Eurodollar Base Rate) against commitments of, assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, such Lender (or its Applicable Lending Office), including the Commitments or Loans of such Lender hereunder; or

     (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, funding, Converting into, Continuing or maintaining Eurodollar

Loans or issuing or participating in Letters of Credit or to reduce any amount receivable by such Lender (or its Applicable Lending Office) hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy), then from time to time, the Company shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

     (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, such Lender shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable allocation or attribution methods. The agreements in this Section shall survive the termination of the Commitments and the payment of the Loans and all other amounts payable hereunder.

     (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section 4.12 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the event or occurrence giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the event or occurrence giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     4.13 Taxes. (a) Any and all payments by the Company to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the United States, any political subdivision thereof, or any other jurisdiction from which a payment under the Loan Documents is made by or on behalf of the Company, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income and franchise taxes imposed on it (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by any Requirement of Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions such Lender or the Administrative Agent receives an amount equal on an after tax basis to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Administrative Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Company agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Company agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 4.13) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect (but only if and only so long as such Lender remains lawfully able to do so), shall provide the Company and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which eliminates withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, or any successor form prescribed by the Internal Revenue Service and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Agreement or any of the other Loan Documents. If a Lender is subsequently unable to deliver any such forms, certificates or other evidence, such Lender shall immediately provide the Company with notice thereof. Each Person that becomes a Participant shall furnish all notifications, forms and certificates required hereunder to the Company and to the Lender from which the related participation shall have been purchased.

     (e) For any period with respect to which a Lender has failed to provide the Company and the Administrative Agent with the appropriate form pursuant to
Section 4.13(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.13(a) or 4.13(c) with respect to Taxes or Other Taxes imposed by the United States, any political subdivision thereof, or any jurisdiction from which a payment under the Loan Documents is made by or on behalf of the Company; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (f) Within thirty days after the date of any payment of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

     (g) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this
Section 4.13 shall survive the termination of the Commitments and the payment in full of the Loans and all other amounts payable hereunder.

     (h) If the Company believes that any Taxes or Other Taxes it has paid or deducted from any payment made hereunder were not correctly or legally asserted, the Lender or the Administrative Agent, as the case may be, on whose behalf such Taxes or Other Taxes were paid or deducted, shall take all reasonable actions requested by the Company to obtain a refund of such Taxes or Other Taxes at the Company's expense. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Company of the availability of such refund and shall, within thirty days after receipt of a request by the Company pursue or timely claim such refund at the Company's expense. If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or the Administrative Agent has received payment from the Company hereunder, such Lender or the Administrative Agent shall promptly repay such refund (plus any interest received) to the Company (but only to the extent of payments made or additional amounts paid by the Company under Section 4.13(a) or 4.13(c) with respect to the Taxes or Other Taxes giving rise to such refund) within ten days of receipt thereof, provided that the Company, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus any interest or other charges received) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority.

     4.14 Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, Conversion into or Continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment of a Eurodollar Loan after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of any Eurodollar Loan on a day which is not the last day of the Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or

Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of such Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. This covenant shall survive the termination of the Commitments and the payment of the Loans and all other amounts payable hereunder.

     4.15 Mitigation of Obligations; Replacement of Lenders. (a) If any Lender or a Participant in such Lender's Loans requests compensation under Section 4.12, or if the Company is required to pay any additional amount to any Lender or a Participant in such Lender's Loans or any Governmental Authority for the account of any Lender or Participant pursuant to Section 4.13, then, if requested by the Company, such Lender or Participant shall use reasonable efforts to designate a different Applicable Lending Office for its Eurodollar Loans hereunder or to assign its rights and obligations hereunder to another of its branches or Affiliates, if, in the judgment of such Lender or Participant, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.12 or 4.13, as the case may be, in the future and (ii) would not subject such Lender or Participant to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Participant. The Company agrees to pay all reasonable costs and expenses incurred by any Lender or Participant in connection with any such designation or assignment.

     (b) If any Lender or a Participant in such Lender's Loans requests compensation under Section 4.12, or if the Company is required to pay any additional amount to any Lender or a Participant in such Lender's Loans or any Governmental Authority for the account of any Lender or Participant pursuant to
Section 4.13, then the Company shall have the right, at its sole expense, upon notice to such Lender and the Administrative Agent, to require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.6), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Bank and the Swing Line Lender) which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Reimbursement Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

     4.16 Investments of Funds in Cash Collateral Accounts. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over each

Cash Collateral Account. The Administrative Agent will, at the request of the Company, invest amounts on deposit in each Cash Collateral Account in Cash Equivalents; provided, however, that (a) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to violate any Requirement of Law or if an Event of Default shall have occurred and be continuing, and (b) such Cash Equivalents shall be subject to a first priority perfected security interest in favor of the Administrative Agent. Other than any interest or profits earned on such investments, funds deposited in the Cash Collateral Accounts shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the respective Cash Collateral Accounts. The Administrative Agent shall have no liability or responsibility to the Company for any losses resulting from investments in Cash Equivalents. The Company hereby pledges and assigns to the Administrative Agent, for the benefit of the Agents and the Lenders, each Cash Collateral Account established hereunder (and all monies and investments held therein) to secure the Obligations.

     4.17 Merger Consideration; Dissenting Shares. The Company shall deposit the cash portion of the Merger Consideration with the Exchange Agent (as defined in the Recapitalization Agreement) in accordance with the terms of the Recapitalization Agreement. In the event the cash portion of the Merger Consideration is not held by the Exchange Agent or paid to holders of Shares (including Dissenting Shares) in accordance with the Recapitalization Agreement or Section 8.6(e), the Company shall immediately deposit the cash portion of the Merger Consideration in a Cash Collateral Account.

                         SECTION 5. CONDITIONS PRECEDENT

     5.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it hereunder and of the Issuing Bank to issue the initial Letter of Credit (if issued on the date of the initial Loan) requested to be issued by it hereunder, is subject to the satisfaction, immediately prior to the making of such Loan or the issuance of such Letter of Credit of the following conditions precedent:

     (a) Loan Documents. The Administrative Agent shall have received the following Loan Documents, duly executed and delivered as required below:

         (i) this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Lender;

         (ii) for the account of each of the Lenders which has requested a Note pursuant to Section 4.1, a Revolving Credit Note, a Tranche A Term Note, a Tranche B Term Note, or a Swing Line Note, as the case may be, each conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company;

         (iii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto (together with an acknowledgment and consent from each of the issuers of stock pledged thereunder duly executed and delivered by each of such issuers), with a counterpart or a conformed copy for each Lender; and

         (iv) Mortgages executed and delivered by a duly authorized officer of the applicable Loan Party with respect to each parcel of Initial Mortgaged Real Property, with a counterpart or a conformed copy for each Lender.

     (b) Proceeds of Issuance of Preferred Shares. The Administrative Agent shall have received evidence satisfactory to it that the Company shall have received at least $106,000,000 in cash proceeds from the issuance of the Preferred Shares to the Equity Investors on terms and conditions and pursuant to documentation reasonably satisfactory to the Agents.

     (c) Recapitalization; Recapitalization Documents. The Recapitalization Agreement shall be in full force and effect, and all conditions to the Recapitalization contained in the Recapitalization Agreement shall have been satisfied or complied with in all material respects on the terms set forth therein and not waived in any material respect without the Administrative Agent's consent. The Recapitalization Agreement and other documentation (collectively, the "Recapitalization Documents") relating to the Recapitalization shall be in full force and effect and no provision of such documentation shall have been waived, amended, supplemented or otherwise modified without the prior written consent of the Required Lenders. The Administrative Agent shall have received certified copies of the Recapitalization Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any respect. The Administrative Agent shall have received evidence reasonably satisfactory to it that neither the Company nor the Sponsor shall be in breach or violation of any of its obligations under the Recapitalization Documents or the financing thereof, and that neither the Company nor any of its Affiliates and Subsidiaries shall be subject to contractual or other restrictions that would be violated by the Recapitalization.

     (d) Senior Subordinated Notes. The Company shall have entered into the Senior Subordinated Note Indenture with respect to the issuance of the Senior Subordinated Notes, which shall be reasonably satisfactory in form and substance to the Lenders. The Administrative Agent shall have received evidence reasonably satisfactory to it that on the Closing Date the Company shall receive cash proceeds of at least $121,250,000 from the issuance of the Senior Subordinated Notes.

     (e) Filing of Merger Documents. The Administrative Agent shall have received evidence reasonably satisfactory to it that the certificate of merger with respect to the Merger shall have been filed with the Secretary of State of the State of Delaware, and that the Merger shall have become effective in accordance with the laws of the State of Delaware and the Recapitalization Documents. The Administrative Agent shall have received evidence reasonably satisfactory to it that on the Closing Date a certified photocopy of each of the documents filed publicly with the Secretary of State of the State of Delaware by Jupiter or the Company in connection with the Merger will be provided to it.

     (f) Sponsor. The Administrative Agent shall have received evidence reasonably satisfactory to it that, after giving effect to the Recapitalization, the Sponsor and its Affiliates shall own at least 54% (on a fully diluted basis) of the aggregate outstanding voting stock of the Company.

     (g) Purchase Price of Shares; Fees and Expenses. The Agents and the Lenders shall have received evidence reasonably satisfactory to them that (i) the aggregate purchase price for the Shares and related options to be purchased pursuant to the Recapitalization Agreement shall not exceed $405,400,000, (ii) the Surviving Indebtedness shall not exceed $1,000,000, (iii) the aggregate fees and expenses of the Company in connection with the Recapitalization shall not exceed $20,300,000 (the "Transaction Expenses"), and (iv) the aggregate Indebtedness of the Company and its Subsidiaries on the Closing Date, after giving effect to the Recapitalization, shall not exceed $221,000,000.

     (h) Existing Indebtedness; Capitalization. The Administrative Agent shall have received evidence reasonably satisfactory to it that all of the Existing Indebtedness (except Surviving Indebtedness) of the Company and its Subsidiaries shall have been repaid. The capitalization and structure of the Company and each Subsidiary after the Recapitalization shall be reasonably satisfactory in all respects to the Administrative Agent. The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) on the Closing Date, after giving effect to the Recapitalization and the payment of Transaction Expenses, the Available Revolving Credit Commitments will not be less than $29,000,000 and (ii) the pro forma Leverage Ratio shall not exceed 5.20 to 1.00 (based on the Company's pro forma Total Debt and trailing twelve month EBITDA as set forth in the Consolidated pro forma balance sheet of the Company and its Subsidiaries and the related Consolidated pro forma statements of income and cash flows of the Company and its Subsidiaries referred to in Section 6.1(b)).

     (i) Fees. The Agents and BAS shall have received (or shall be reasonably satisfied that they will receive, out of the proceeds of the initial Loans) all fees required to be paid in connection with this Agreement, and all expenses required to be paid in connection with the Credit Agreement for which invoices have been presented, on or before the Closing Date. The Sponsor shall have complied with all of its obligations under the Commitment Letter and Fee Letter.

     (j) Governmental and Third Party Consents and Approvals. All governmental and third party approvals and consents required in connection with the Recapitalization, the financing contemplated hereby and the continuing operations of the Company and its Subsidiaries shall have been obtained on terms reasonably satisfactory to the Administrative Agent and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority or other competent authority which would restrain, enjoin, prevent or otherwise impose adverse conditions on the Recapitalization or the financing thereof. There shall not exist any order, decree, judgment, ruling or injunction which restrains the consummation of the transactions contemplated by the Loan Documents or the Recapitalization Documents.

     (k) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Company, of the Senior Subordinated Note Indenture and the Management Agreement.

     (l) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a photocopy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or other appropriate governing body) of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is or will be a party, (ii) the extensions of credit to such Loan Party (if any) contemplated hereunder and
(iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it is or will be a party, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

     (m) Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received, with a photocopy for each Lender, a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, certified by the Secretary or any Assistant Secretary of such Loan Party.

     (n) Governing Documents. The Administrative Agent shall have received, with a photocopy for each Lender, copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

     (o) Closing Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Company, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent.

     (p) Solvency Certificate and Letter. The Lenders shall have received (i) a solvency certificate of a Responsible Officer of the Company, substantially in the form of Exhibit G, and (ii) a solvency opinion from Duff & Phelps, LLC, substantially in the form of Exhibit H, addressed to the Administrative Agent and each Lender and dated the Closing Date, in each case which shall document the solvency of the Company and its Subsidiaries after giving effect to the Recapitalization and the other transactions contemplated hereby and each of which shall be reasonably satisfactory in form and substance to the Lenders.

     (q) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

          (i) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Sponsor and, subsequent to the Merger, the Company and its Subsidiaries, substantially in the form of Exhibit I-1;

          (ii) the executed legal opinion of Sonnenschein Nath & Rosenthal, special counsel to the Company and its Subsidiaries, substantially in the form of Exhibit I-2;

          (iii) the executed legal opinions of local counsel to the Company and its Subsidiaries in the States of Indiana, New Jersey, and Florida, substantially in the form of Exhibit I-3; and

          (iv) the executed legal opinion of Stikeman, Elliott, special Canadian counsel to the Administrative Agent, substantially in the form of Exhibit I-4.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require. The Administrative Agent shall have received letters entitling the Agents and the Lenders to rely upon the opinions delivered pursuant to the Recapitalization Agreement.

     (r) Pledged Stock; Stock Powers; Pledged Notes; Endorsements. The Administrative Agent shall have received:

          (i) the certificates representing the Pledged Stock under (and as defined in) the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and

          (ii) the promissory notes representing each of the Pledged Notes under (and as defined in) the Guarantee and Collateral Agreement, duly endorsed as required by the Guarantee and Collateral Agreement.

     (s) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed (or arrangements satisfactory to the Administrative Agent for the prompt completion thereof shall have been made).

     (t) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 5.1(u) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Mortgage delivered pursuant to Section 5.1(a)(iv) certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites;
(iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

     (u) Title Insurance Policy. The Administrative Agent shall have received in respect of each parcel covered by each Mortgage delivered pursuant to Section 5.1(a)(iv) a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except as may be permitted by Section 8.3(e) and such as may be approved by the Administrative Agent in its reasonable discretion; (iv) name the Administrative Agent for the benefit of the Agents and the Lenders as the insured thereunder;
(v) contain such authorized endorsements and affirmative coverage as the Administrative Agent may reasonably request and (vi) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

     (v) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received (with respect to any real property subject to a Mortgage which is located within a flood zone shown on the appropriate maps of the Federal Emergency Management Agency) (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage delivered pursuant to Section 5.1(a)(iv), (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Company has received the notice required pursuant to Subpart B Section 208.25 of Regulation H of the Board of Governors of the Federal Reserve System.

     (w) Copies of Documents. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 5.1(u) and a copy, certified by such parties as the Administrative Agent may reasonably deem appropriate, of all other documents affecting the property covered by each Mortgage delivered pursuant to Section 5.1(a)(iv).

     (x) Lien Searches. The Administrative Agent shall have received the results of a recent search (conducted no earlier than forty-five days prior to the Closing Date) by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Loan Parties, and the results of such search shall be satisfactory to the Administrative Agent.

     (y) Insurance. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section
7.5 of this Agreement with respect to insurance, Section 5.3 of the Guarantee and Collateral Agreement and of Section 4.2 of each of the Mortgages shall have been satisfied.

     (z) Environmental Assessments. The Administrative Agent shall have received one or more environmental assessments, in form and substance reasonably satisfactory to it, concerning environmental compliance and liability issues affecting the Company and its Subsidiaries, and, from each consulting firm that prepared such assessments, written authorization allowing the Administrative Agent and the Lenders to rely on such assessments as if prepared for and addressed to them.

     (aa) Landlord Waivers. The Administrative Agent shall have received a Landlord Waiver duly executed by each landlord under each lease of real property by the Company or any Subsidiary.

     (bb) Regulations of the Board of Governors of the Federal Reserve System. The Lenders shall be satisfied that the making of the Loans will not violate Regulation T, Regulation U or Regulation X.

     (cc) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan requested to be made by it on any date (including its initial
Loan), and of the Issuing Bank to issue any Letter of Credit requested to be issued by it on any date (including the initial Letter of Credit), is subject to the satisfaction of the following conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties made by the Company or any other Loan Party in or pursuant to any of the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (other than any such representations and warranties that, by their terms, expressly refer to a specific date other than the date of the making of such Loan or the date of issuance of such Letter of Credit, in which case such representations and warranties shall be true and correct on and as of such specific date).

     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date, or would result from such Loan or the issuance of such Letter of Credit or from the application of the proceeds therefrom.

     Each borrowing of a Loan and each issuance of a Letter of Credit shall constitute a representation and warranty by the Company as of the date thereof that all of the conditions contained in this Section 5.2 have been satisfied.

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

     To induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make their extensions of credit hereunder, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

     6.1 Financial Condition. (a) The Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at November 30, 1998, and the related Consolidated statements of earnings and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date, and the Consolidated results of their operations and their Consolidated cash flows for the fiscal year then ended. The unaudited Consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as at May 31, 1999, and the related unaudited Consolidated and consolidating statements of earnings and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly the Consolidated and consolidating financial condition of the Company and its Consolidated Subsidiaries as at such date, and the Consolidated and consolidating results of their operations and their Consolidated and consolidating cash flows for the six-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved as required by GAAP (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any Hedge Agreement, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth in Schedule 6.1, during the period from November 30, 1998, to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the Consolidated financial condition of the Company and its Consolidated Subsidiaries at November 30, 1998.

     (b) The Consolidated and consolidating pro forma balance sheets of the Company and its Subsidiaries as at May 31, 1999, and the related Consolidated and consolidating pro forma statements of income of the Company and its Subsidiaries for the twelve months then ended, certified by a Responsible Officer of the Company, copies of which have been furnished to each Lender, fairly present the Consolidated and consolidating pro forma financial condition of the Company and its Subsidiaries as at such date and the Consolidated and consolidating pro forma results of operations of the Company and its Subsidiaries for the period ended on such date, in each case giving effect to the Recapitalization and the other transactions contemplated by the Recapitalization Documents, all prepared in accordance with the requirements of Regulation S-X under the Securities Act applicable to a registration statement under the Securities Act on Form S-1.

     6.2 No Change; Solvency. Since November 30, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. During the period from November 30, 1998, to and including the date hereof, except as provided in and pursuant to the Recapitalization Documents and except as set forth in Schedule 6.2, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company or any of its Subsidiaries nor has any of the Capital Stock of the Company or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries. As of the Closing Date, after giving effect to the transactions contemplated by the Loan Documents and the Recapitalization Documents, and as of each Borrowing Date, the Company and its Subsidiaries will be Solvent on a Consolidated basis.

     6.3 Corporate Existence; Compliance with Law. The Company and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority (including all governmental licenses, permits and other approvals), and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent its failure to be so qualified and/or in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.4 Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents other than filings and recordings to perfect the Liens created by the Security Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     6.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings of the Loans and the issuance of Letters of Credit hereunder and the use of the proceeds thereof will not violate or create a default under any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien, except pursuant to the Security Documents, on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation. The Recapitalization and the Recapitalization Documents comply with all applicable Requirements of Law.

     6.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to any of the Loan Documents or Recapitalization Documents or any of the transactions contemplated hereby or thereby except as disclosed on
Schedule 6.6 or (b) which could reasonably be expected to have a Material Adverse Effect.

     6.7 Labor Controversy; Material Events. (a) Except as disclosed on Schedule 6.7, there are no collective bargaining agreements covering the Company or any of its Subsidiaries as of the Closing Date. There are no strikes, work stoppages, lockouts or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All material payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

     (b) Neither the business nor any of the properties of the Company or any Subsidiary are affected by any fire, accident, explosion, drought, storm, hail, embargo, earthquake, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.8 No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     6.9 Ownership of Property; Liens. The Company and each of its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 8.3. Schedule 6.9 sets forth a true and complete list of all real property owned or leased by the Company and its Subsidiaries as of the date hereof.

     6.10 Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, patents, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except where the failure to own or have such legal right to use could not in the aggregate reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim except for such claims that in the aggregate could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All U.S., federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property material to the business of the Company and its Subsidiaries, which is owned by the Company or any Subsidiary on the Closing Date, is described on Schedule 6.10.

     6.11 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

     6.12 Taxes. The Company and each of its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, fees and other charges, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien (other than immaterial tax Liens for unpaid property taxes) has been filed, and no material claim is being asserted, with respect to any such tax, fee or other charge (except to the extent being contested in good faith and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be). No material federal income tax liabilities have been assessed against the Company and its Subsidiaries as a result of any audit completed by the Internal Revenue Service.

     6.13 Federal Regulations. No part of the proceeds of any Loan or any drawing under any Letter of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U, as the case may be.

     6.14 ERISA. All Plans of the Company and its Subsidiaries on the Closing Date are described on Schedule 6.14. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA which would have a Material Adverse Effect if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

     6.15 Investment Company Act; Other Regulations. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is subject to regulation under any Federal or State statute or regulation (other than Regulation X) which limits its ability to incur Indebtedness.

     6.16 Subsidiaries. Schedule 6.16 sets forth a complete and accurate list of all Subsidiaries of the Company on the date hereof, showing as of the date hereof (as to each such Subsidiary), both before and after giving effect to the Recapitalization, the jurisdiction of its incorporation, the number of shares of each class of its Capital Stock authorized, and the number of shares outstanding, and the percentage of each such class of its Capital Stock owned (directly or indirectly) by the Company or any of its Subsidiaries and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Capital Stock of the Subsidiaries has been validly issued, is fully paid and non-assessable. All of the Capital Stock of the Subsidiaries owned by the Company or one or more of its Subsidiaries is owned free and clear of all Liens, except those created under the Security Documents.

     6.17 Purpose of Loans. The proceeds of the Loans shall be used by the Company (i) in the case of the Term Loans, to pay cash consideration to the holders of outstanding Shares (and related options), including holders of Dissenting Shares, in accordance with the Recapitalization Agreement and to pay Transaction Expenses, and (ii) in the case of the Revolving Credit Loans and Swing Line Loans, to (A) pay cash consideration to the holders of outstanding Shares (and related options), including holders of Dissenting Shares, in accordance with the Recapitalization Agreement and to pay Transaction Expenses and (B) finance the working capital needs and general corporate purposes (including Permitted Acquisitions) of the Company and its Subsidiaries in the ordinary course of business and to repay Existing Indebtedness (other than Surviving Indebtedness).

     6.18 Environmental Matters. Except as set forth in Schedule 6.18:

     (a) The facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

     (b) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Properties or violation of any applicable Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the "Business") which is reasonably likely to result in a Material Adverse Effect.

     (c) Neither the Company nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters reasonably likely to result in a Material Adverse Effect.

     (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which would be expected to give rise to liability under, any applicable Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as such transportation, disposal, generation, treatment or storage, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

     (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or to the Company's knowledge will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, nor has the Company or any of its Subsidiaries assumed or retained, by contract or, to the best knowledge of the Company, by operation of law, any liabilities of any kind under any Environmental Law or with respect to any Materials of Environmental Concern except insofar as such proceeding, action, decree, order, requirement, assumption or retention, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

     (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws except insofar as such release or threat of release is not reasonably likely to result in a Material Adverse Effect.

     6.19 Regulation H. No Mortgage (other than the Mortgage covering real property in Bridgeport, New Jersey) encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

     6.20 No Material Misstatements. The Information Memorandum furnished by or on behalf of the Company does not contain any material misstatement of fact and does not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The written information, reports, financial statements, certificates, exhibits and schedules delivered by or on behalf of the Company or any other Loan Party to the Administrative Agent and/or the Lenders pursuant to the terms of any Loan Document will not contain any material misstatement of fact and will not omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma projections and statements as to anticipated future performance or conditions (the "Projections"), and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that, as of the date such Projections were generated, (a) such Projections were based on the good faith assumptions of the management of the Company, and (b) the assumptions on which the Projections were based were believed by such management to be reasonable.

     6.21 Representations and Warranties Contained in the Recapitalization Documents. All of the Recapitalization Documents have been duly executed and delivered by each of the parties thereto. As of the Closing Date, the representations and warranties of each of the Loan Parties contained in the Recapitalization Documents (after giving effect to any amendments, supplements, waivers or other modifications of such Recapitalization Documents prior to such Closing Date in accordance with this Agreement) will be true and correct in all material respects except as otherwise disclosed to the Lenders in writing prior to the date hereof.

     6.22 Ownership of the Company. Schedule 6.22 sets forth the number of shares of the Capital Stock of the Company, and the type thereof, to be owned by the Sponsor on the Closing Date.

     6.23 Collateral. The provisions of each of the Security Documents, when executed and delivered, will create in favor of the Administrative Agent for the ratable benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in and Lien on all right, title, and interest of the Company or any of the other Loan Parties which is a party to such Security Document, as the case may be, in the Collateral described in such Security Document. When the Security Documents have been executed and when financing statements have been filed in the offices in the jurisdictions listed in Schedule 3 to the Guarantee and Collateral Agreement, when appropriate filings have been recorded in the jurisdictions listed in Schedule 3 to the Guarantee and Collateral Agreement with respect to the Intellectual Property, when possession of the Pledged Notes and Pledged Stock (as such terms are defined in the Guarantee and Collateral Agreement) have been delivered to the Administrative Agent, and when each of the Mortgages shall have been recorded in the appropriate recording office, except as otherwise provided in the Security Documents, each of the Security Documents shall create a perfected security interest in and Lien on all right, title and interest of the Company or such other Loan Parties, as the case may be, in the Collateral described therein (other than the two utility patents registered in Taiwan that are owned by Indy Lighting, Inc.), and except for (a) Liens permitted by Section 8.3 which arise and have priority over the Liens on the Collateral by operation of law and (b) Liens (other than with respect to the Pledged Stock and Pledged Notes) described in Sections 8.3(e), (f), (g), (h) and (i), a perfected first Lien on all right, title and interest of the Company or such other Loan Parties, as the case may be, in the Collateral described in each Security Document.

     6.24 Senior Debt; No Other Designated Senior Debt. The Obligations constitute "Senior Debt" and "Designated Senior Debt" under and as defined in the Senior Subordinated Note Indenture and in any other Subordinated Debt Documentation. No other Indebtedness of the Company or any Subsidiary constitutes or has been designated as "Designated Senior Debt" under and as defined in the Senior Subordinated Note Indenture or any other Subordinated Debt Documentation.

     6.25 Year 2000 Compliance. The Company has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be materially and adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.26 Material Contracts. Schedule 6.26 hereto sets forth as of the Closing Date a complete and accurate list of all Material Contracts of the Company and its Subsidiaries, showing the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

                        SECTION 7. AFFIRMATIVE COVENANTS

     The Company hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Company shall and (except in the case of delivery of financial information, reports and notices in respect of the Company) shall cause each of its Subsidiaries to:

     7.1 Financial Statements. Furnish to the Administrative Agent, with a copy for each Lender:

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the Consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such year and the related Consolidated and consolidating statements of earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

     (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited Consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited Consolidated and consolidating statements of earnings and of cash flows of the Company and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (except, in the case of any such unaudited financial statements, for normal year-end audit adjustments and the absence of footnotes).

     7.2 Certificates; Other Information. Furnish to the Administrative Agent, with a copy for each Lender:

     (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a compliance certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

     (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a Compliance Certificate of a Responsible Officer, substantially in the form of Exhibit K, (i) stating that during such period (A) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Company has complied with the requirements of Section 7.10 with respect thereto), (B) neither the Company nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (C) the Company has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that no Default or Event of Default has occurred and is continuing except as specified in such certificate, (ii) setting forth in reasonable detail the calculations required to determine (A) compliance with Section 8.1, (B) the Applicable Percentages then in effect for the Loans, the Letter of Credit fee pursuant to
Section 2.6(b), and the commitment fee pursuant to Section 4.7(a) and (C) in the case of the Compliance Certificate delivered in connection with the financial statements delivered pursuant to Section 7.1(a), the Excess Cash Flow for the relevant fiscal year and (iii) stating whether, since the date of the most recent financial statements delivered to the Administrative Agent hereunder, there has been any material change in GAAP in the preparation of the financial statements of the Company and its Subsidiaries and, if so, describing such change;

     (c) promptly after approval by the Board of Directors of the Company, but in any event not later than thirty days after the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect;

     (d) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a comparison (with a discussion of material differences) in reasonable detail of the revenues and expenses of the Company and its Subsidiaries, on a divisional basis, and EBITDA for the Company and its Subsidiaries on a Consolidated basis for the period covered by the financial statements to the budgeted results for such period delivered to the Lenders prior to the Closing Date or after the Closing Date, pursuant to paragraph (c) above;

     (e) within fifteen days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

     (f) within five days after receipt thereof, a copy of any report or "management letter" submitted by independent accountants to the Company or any Subsidiary in connection with any annual, interim or special audit of the books of such Person; and

     (g) as soon as practicable, such additional financial and other information as any Lender may from time to time reasonably request.

     7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company and its Subsidiaries.

     7.4 Conduct of Business and Maintenance of Existence. Continue to (a) engage in businesses of the same general type as the businesses in which the Company and its Subsidiaries are engaged on the date hereof and (b) preserve, renew and keep in full force and effect its corporate existence and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its other property in at least such amounts and against at least such risks (but including in any event public general liability, product liability and business interruption) as usually insured against in the same general area by companies engaged in the same or a similar business and furnish to each Lender, upon written request, information in full detail as to the insurance carried.

     7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (at such Lender's expense) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and upon reasonable notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided, however, that each Lender shall coordinate all such visits and inspections with the Administrative Agent.

     7.7 Notices. Promptly give notice to the Administrative Agent, with a copy for each Lender, of:

     (a) the occurrence of any Default or Event of Default;

     (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect;

     (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $2,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which, if granted, could reasonably be expected to have a Material Adverse Effect;

     (d) any of the following events where, individually or in the aggregate with any other events, the liability that could result would exceed $750,000, as soon as possible and in any event within thirty days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

     (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     7.8 Environmental Laws. (a) Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (b) Conduct and complete all material investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except, in each case, to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

     7.9 Further Assurances. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Agents and the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

     7.10 Additional Collateral. (a) With respect to any assets, other than leasehold interests, acquired after the Closing Date by the Company or any of its Domestic Subsidiaries that are not subject to the Liens created by any of the Security Documents (other than any assets described in paragraph (b) or (c) of this Section), promptly (and in any event within twenty days after the acquisition thereof or, in the case of the execution and delivery of a Mortgage and the related documentation required below with respect to real property, within ninety days after the acquisition of such real property): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents (including the Mortgages) as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of itself and the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law as contemplated by such Security Documents, including the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, (iii) in the case of a Mortgage, deliver to the Administrative Agent such surveys, policies and other documents as the Administrative Agent would have received pursuant to Sections 5.1(t), 5.1(u), 5.1(v) and 5.1(w) if the relevant parcel of real property has been subject to a Mortgage on the Closing Date, all in form and substance reasonably satisfactory to the Administrative Agent and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, satisfactory to the Administrative Agent.

     (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary (other than a Foreign Subsidiary), promptly (and in any event within twenty days after such Person becomes a Subsidiary or, in the case of the execution and delivery of a Mortgage and the related documentation required below with respect to real property, within ninety days after such Person becomes a Subsidiary): (i) execute and deliver to the Administrative Agent, for the benefit of itself and the Lenders, a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of itself and the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates (if any) representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement pursuant to an annex to the Guarantee and Collateral Agreement which is in form and substance reasonably satisfactory to the Administrative Agent, (B) to execute and deliver a Mortgage with respect to any parcel of real property owned by it, (C) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement or any such Mortgage to be duly perfected in accordance with all applicable Requirements of Law as contemplated by such Security Documents, including the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (D) to execute and deliver such documents and certificates as the Administrative Agent or its counsel may request relating to the organization, existence and good standing of such Subsidiary, the authorization of the transactions contemplated hereby and by the other Loan Documents relating to such Subsidiary and any other legal matters relating to such Subsidiary and the Loan Documents to which it is or is to become a party (including, if requested by the Administrative Agent, satisfactory environmental reports or assessments with respect to each parcel of real property covered by a Mortgage), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel,
(iv) in the case of a Mortgage, deliver to the Administrative Agent such surveys, policies and other documents as the Administrative Agent would have received pursuant to Sections 5.1(t), 5.1(u), 5.1(v) and 5.1(w) if the relevant parcel of real property has been subject to a Mortgage on the Closing Date, all in form and substance reasonably satisfactory to the Administrative Agent and
(v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and
(iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary, promptly (and in any event within twenty days after such Person becomes a Foreign Subsidiary): (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of itself and the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (d) Notwithstanding anything to the contrary contained in clauses (a) and
(b) of this Section 7.10, the Company and its Subsidiaries shall not be required to (i) execute and deliver Mortgages and related documents pursuant to such clauses unless (A) with respect to a particular parcel of real property, its fair market value exceeds $2,000,000, (B) with respect to parcels of real property as to which Mortgages are not required pursuant to clause (A) above, the aggregate fair market value of all such parcels (including the Norcross, Georgia property) exceeds $6,000,000, or (C) an Event of Default exists, and
(ii) perfect the security interest of the Administrative Agent on vehicles by notation of such security interest on certificates of title, except as specified in Section 5.15 of the Guarantee and Collateral Agreement.

     7.11 Year 2000 Compliance. Promptly notify the Administrative Agent in the event the Company discovers or determines that any computer application (including those of its suppliers and vendors) that is material to any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                          SECTION 8. NEGATIVE COVENANTS

     The Company hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the

Administrative Agent hereunder or under any other Loan Document, the Company shall not, and (except with respect to Section 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

     8.1 Financial Condition Covenants.

     (a) Interest Coverage Ratio. Permit, at the last day of any fiscal quarter of the Company ending during any test period set forth below, the Interest Coverage Ratio to be less than the ratio set forth opposite such test period below:

             Test Period
      (The Fiscal Year of the
        Company Ending in the                     Interest Coverage
     Calendar Year Set Forth Below)                      Ratio
     ------------------------------               -----------------
               1999                                  2.00 to 1.00
               2000                                  2.00 to 1.00
               2001                                  2.20 to 1.00
               2002                                  2.50 to 1.00
               2003                                  2.75 to 1.00
               2004                                  3.00 to 1.00
               2005                                  3.00 to 1.00
               2006                                  3.00 to 1.00

     (b) Leverage Ratio. Permit, at the last day of any fiscal quarter of the Company ending during any test period set forth below, the Leverage Ratio to be higher than the ratio set forth opposite such test period below:


             Test Period
       (The Fiscal Year of the
         Company Ending in the                         Leverage
    Calendar Year Set Forth Below)                       Ratio
    ------------------------------                     --------
               1999                                  5.35 to 1.00
               2000                                  5.10 to 1.00
               2001                                  4.50 to 1.00
               2002                                  4.00 to 1.00
               2003                                  3.50 to 1.00
               2004                                  3.00 to 1.00
               2005                                  3.00 to 1.00
               2006                                  3.00 to 1.00

     (c) Fixed Charge Coverage Ratio. Permit, at the last day of any fiscal quarter of the Company ending during any test period set forth below, the Fixed Charge Coverage Ratio to be less than the ratio set forth opposite such test period below:

           Test Period
     (The Fiscal Year of the
       Company Ending in the                        Fixed Charge
   Calendar Year Set Forth Below)                       Ratio
   ------------------------------                   -------------
               1999                                  1.25 to 1.00
               2000                                  1.25 to 1.00
               2001                                  1.50 to 1.00
               2002                                  1.75 to 1.00
               2003                                  1.85 to 1.00
               2004                                  2.00 to 1.00
               2005                                  2.00 to 1.00
               2006                                  2.00 to 1.00

     8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under this Agreement or any of the other Loan Documents;

     (b) Indebtedness of the Company to any Subsidiary of the Company and of any Subsidiary of the Company to the Company or any other Subsidiary of the Company; provided that, in each case, (i) such Indebtedness shall be evidenced by promissory notes substantially in the form of Exhibit M or otherwise reasonably satisfactory in form and substance to the Administrative Agent, and (ii) except with respect to such Indebtedness owed to a Foreign Subsidiary, such promissory notes shall be pledged to the Administrative Agent pursuant to the terms of the Guarantee and Collateral Agreement;

     (c) Indebtedness of the Company and any of its Subsidiaries incurred to finance the acquisition or construction of fixed or capital assets (whether pursuant to a loan, a Financing Lease, Synthetic Lease or otherwise) in an aggregate principal amount not exceeding as to the Company and its Subsidiaries $10,000,000 at any time outstanding, provided that such Indebtedness is incurred within ninety days of such acquisition or completion of construction, and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

     (d) Indebtedness of Foreign Subsidiaries incurred to finance the working capital requirements of such Foreign Subsidiaries in an aggregate principal amount not exceeding $5,000,000 at any time outstanding for all Foreign Subsidiaries;

     (e) Indebtedness outstanding on the date hereof and listed in Schedule 8.2(e) and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

     (f) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Company or any of its Subsidiaries no Default or Event of Default shall have occurred and be continuing;

     (g) Indebtedness of the Company and its Subsidiaries under Hedge Agreements entered into in the ordinary course of business (and not for speculative purposes);

     (h) Indebtedness in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $125,000,000 at any time outstanding;

     (i) additional unsecured Indebtedness of the Company and the Subsidiaries not exceeding in aggregate principal amount $2,500,000 at any one time outstanding;

     (j) additional unsecured Subordinated Debt issued by the Company or any Subsidiary after the Closing Date in an aggregate principal amount not to exceed $50,000,000, the proceeds of which are used solely to fund Permitted Acquisitions and pay related transaction expenses and any refinancings, refundings, renewals or extensions thereof which constitute Subordinated Debt, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

     (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

     (l) Guarantee Obligations with respect to Indebtedness permitted hereby, provided that (i) Guarantee Obligations of Domestic Subsidiaries in respect of the Senior Subordinated Notes or other Subordinated Debt (to the extent permitted hereunder) must be (i) subordinated to such Domestic Subsidiary's Guarantor Obligations (as defined in the Guarantee and Collateral Agreement) on terms and conditions no less favorable to the Agents and the Lenders than the subordination provisions contained in the Senior Subordinated Note Indenture on the Closing Date and (ii) each such Domestic Subsidiary must be a Guarantor (as defined in the Guarantee and Collateral Agreement); and

     (m) Indebtedness of the Company or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, and any extension, renewal or refinancing thereof, to the extent not provided to secure the repayment of Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of the Indebtedness being refinanced.

     8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except for:

     (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

     (b) carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than ninety days or which are being contested in good faith by appropriate proceedings;

     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (d) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations (except pursuant to ERISA and Environmental Laws), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, zoning ordinances, restrictions and other similar encumbrances existing or incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

     (f) Liens in existence on the date hereof listed in Schedule 8.3(f), securing Indebtedness permitted by Section 8.2(e), provided that no such Lien is spread to cover any additional property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased;

     (g) Liens securing Indebtedness of the Company and its Subsidiaries permitted by Section 8.2(c) incurred to finance the acquisition or construction of fixed or capital assets or to refinance Indebtedness incurred pursuant to
Section 8.2(c) , provided that (i) such Liens shall be created within ninety days of the acquisition or completion of construction of such fixed or capital assets or the refinancing of such Indebtedness, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds thereof, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price or cost of such property at the time it was acquired or constructed;

     (h) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by Section 8.2(d);

     (i) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 8.2(f), provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any other property or assets of such Person after the time such Person becomes a Subsidiary, and (iii) the principal amount of Indebtedness secured thereby is not increased;

     (j) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Company and its Subsidiaries taken as a whole;

     (k) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 9(h);

     (l) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

     (m) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

     (n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

     (o) Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with importation of goods; and

     (p) Liens created pursuant to the Security Documents;

provided that no Lien permitted under this Section 8.3 may attach to any Capital Stock of any Subsidiary except (i) Liens created pursuant to the Security Documents, and (ii) Liens permitted by Section 8.3(a) and Section 8.3(h) (with respect to Capital Stock of Foreign Subsidiaries not subject to the Liens of the Security Documents and Capital Stock of Foreign Subsidiaries owned by Foreign Subsidiaries).

     8.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

     (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving entity) or with or into any one or more Subsidiaries of the Company (provided that (i) a Subsidiary shall be the continuing or surviving entity, and (ii) the surviving entity must be a Guarantor if any merged or consolidated Subsidiary is a Guarantor);

     (b) any Subsidiary may sell, lease, transfer or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Subsidiary of the Company, provided that if the Subsidiary whose assets are so sold, leased, transferred or otherwise disposed of is a Guarantor, any Subsidiary to which such assets are so sold, leased, transferred or otherwise disposed of must also be a Guarantor;

     (c) pursuant to and in accordance with the Recapitalization Documents; and

     (d) any Subsidiary may be merged with any other Person to effect a Permitted Acquisition, provided that (i) the surviving entity is a Subsidiary, and (ii) the surviving entity must be a Guarantor if the merged Subsidiary is a Guarantor;

provided, however, that in each case, before and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     8.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

     (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

     (b) the sale or lease of inventory in the ordinary course of business;

     (c) the sale or discount without recourse (except with respect to customary indemnities, representations and warranties) of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

     (d) as permitted by Section 8.4(b);

     (e) licenses or sublicenses by the Company and its Subsidiaries of software, copyright, trademarks, patents and other intellectual property in the ordinary course of business and which licenses or sublicenses do not materially interfere with the business of the Company or any Subsidiary, provided that all such software, copyrights, trademarks, patents and other intellectual property remain subject to the Liens created by the Security Documents;

     (f) transfers of condemned property to the respective Governmental Authority that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement, provided that the Company complies with Sections 4.3(d) and 4.3(e);

     (g) issuance of Disqualified Stock by Subsidiaries to the extent permitted under Section 8.2;

     (h) issuance of Capital Stock by Subsidiaries to the Company and other Subsidiaries;

     (i) conveyances, sales, leases, assignments, transfers or other dispositions of assets by the Company and its Subsidiaries for cash and for fair market value in an aggregate amount not to exceed $10,000,000 during any fiscal year of the Company;

     (j) sales, leases, assignments, transfers or dispositions of assets to the Company or to any Subsidiary; and

     (k) transfers constituting Investments permitted pursuant to Section 8.8.

     8.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Company or an increase in the stated value of the Preferred Shares) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary, except:

     (a) pursuant to the Merger in accordance with the Recapitalization Documents (subject to Section 8.6(e));

     (b) the Company may repurchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company held by employees of the Company or any of its Subsidiaries pursuant to any employee equity subscription agreement, stock option agreement or stock ownership arrangement, provided that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $5,000,000, and (B) no Default or Event of Default shall have then occurred and be continuing or would result therefrom;

     (c) any Subsidiary may declare and pay dividends to the Company or to a Subsidiary of the Company that is a Guarantor;

     (d) dividends may be declared and paid on the Preferred Shares following the fifth anniversary of the Closing Date, provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (e) payments to holders of Dissenting Shares in satisfaction or release of their rights or claims under Section 262 of the General Corporation Law of the State of Delaware, subject to the provisions of Schedule 8.6; and

     (f) the Company may repurchase, redeem, or otherwise acquire for value any Capital Stock of the Company (other than Capital Stock held by employees pursuant to agreements of the type referred to in Section 8.6(b) or Capital Stock owned by the Sponsor or any of its Affiliates) from public shareholders of the Company, provided that
(i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (ii) the aggregate purchase price paid for all such repurchased, redeemed, acquired or retired Capital Stock (the "Aggregate Redemption Amount") shall not exceed on the date of any such repurchase, redemption, acquisition, or retirement (a "Redemption Date") the greater of (A) $5,000,000 or (B) the Aggregate Redemption Amount specified below that corresponds to the Leverage Ratio on the relevant Redemption Date:

               Leverage                                 Aggregate Redemption
                 Ratio                                          Amount
               --------                                 --------------------
      Less than or equal to 4.0 to                            $7,500,000
      1.0 but greater than 3.5 to 1.0

      Less than or equal to 3.5 to                           $10,000,000
      1.0 but greater than 2.75 to 1.0

      Less than or equal to 2.75 to 1.0                      $12,500,000


     8.7 Limitation on Capital Expenditures. Make or commit to make a Capital Expenditure, excluding (i) any such Capital Expenditure in connection with any asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and (ii) Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during any test period set forth below, the amount set forth opposite such test period below:


            Test Period
      (The Fiscal Year of the
        Company Ending in the
    Calendar Year Set Forth Below)                    Amount
    ------------------------------                    ------
               1999                                 $6,000,000
               2000                                 $7,000,000
               2001                                 $6,000,000
               2002                                 $6,000,000
               2003                                 $8,000,000
               2004                                 $8,000,000
               2005                                 $8,000,000
               2006                                 $8,000,000

provided, that up to 100% of any such amount if not so expended in the test period for which it is permitted above, may be carried over for expenditure in the next succeeding test period.

     8.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase, acquire or hold any stock, bonds, notes, debentures or other securities (including any option, warrant or other right to acquire any of the foregoing) of or any assets constituting a business unit of, or make or permit to exist any other investment in, any Person (an "Investment"), except:

     (a) extensions of trade credit in the ordinary course of business;

     (b) Investments in Cash Equivalents;

     (c) loans to officers of the Company, provided that the aggregate outstanding principal amount thereof shall not exceed $500,000 at any one time outstanding;

     (d) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $750,000 at any one time outstanding;

     (e) Investments by the Company in its Subsidiaries and Investments by such Subsidiaries in the Company and in other Subsidiaries; provided that the aggregate Investments of the Company and its Domestic Subsidiaries in Foreign Subsidiaries shall not exceed $5,000,000 at any one time outstanding after giving effect to all dividends, distributions, principal, interest and other payments received by the Company and its Domestic Subsidiaries in respect of such Investments;

     (f) Investments by the Company in Hedge Agreements permitted under Section 8.2(g);

     (g) Investments in, or constituting, intercompany Indebtedness permitted by
Section 8.2(b);

     (h) Permitted Acquisitions;

     (i) other Investments in an aggregate amount not to exceed $1,000,000 at any one time outstanding after giving effect to all dividends, distributions, principal, interest, and other payments received in respect of such Investments; and

     (j) Investments received in settlement of debts, liabilities or other obligations owing to the Company or any of its Subsidiaries;

     (k) Investments received as consideration in transactions permitted under
Section 8.5;

     (l) Investments of a Person that becomes a Subsidiary or is merged, consolidated or amalgamated with or into or transfers all or substantially all of its assets to, or is liquidated into, the Company or any of its other Subsidiaries, or is otherwise acquired pursuant to a Permitted Acquisition;

     (m) Investments funded in their entirety with the proceeds of equity contributions made by the Sponsor or any of its Affiliates, provided that (i) at the time of any such Investment, no Default or Event of Default shall exist or would result from such Investment, and (ii) the Company satisfies, and will continue to satisfy, after giving effect (on a pro forma basis) to such Investment, the financial covenants set forth in Section 8.1; and

     (n) Investments existing on the date hereof and described on Schedule
8.8(n).

     8.9 Limitation on Optional Payments and Modifications of Subordinated Debt.
(a) Make any optional payment or prepayment on or redemption, purchase or defeasance of any Senior Subordinated Notes or any other Subordinated Debt, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Senior Subordinated Notes, the Senior Subordinated Note Indenture or any other Subordinated Debt (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), or (c) amend the subordination provisions of the Senior Subordinated Notes, the Senior Subordinated Note Indenture, or any other Subordinated Debt Documentation.

     8.10 Limitation on Transactions with Affiliates. Except with respect to (a) transactions contemplated by the Recapitalization Documents, (b) transactions between or among the Company and/or its Subsidiaries, (c) compensation and indemnification arrangements with officers and directors of the Company and its Subsidiaries, (d) transactions contemplated by the Management Agreement (subject to Section 8.17), (e) fees and expenses payable to the Sponsor and its Affiliates for services rendered in connection with the Merger, the Recapitalization and Permitted Acquisitions and (f) directors' fees payable to Affiliates of the Sponsor, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

     8.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Company to end on a day other than November 30 in any calendar year, provided that upon at least sixty days prior notice by the Company to the Administrative Agent, the Company may change the end of its fiscal year to December 31.

     8.12 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement, (b) purchase money indebtedness or mortgages, Financing Leases or Synthetic Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the Senior Subordinated Note Indenture and the other Subordinated Debt Documentation (so long as the relevant provisions in such Subordinated Debt Documentation are no more restrictive than the comparable provisions contained in the Senior Subordinated Note Indenture on the Closing Date), (d) agreements with respect to the Indebtedness permitted under Section 8.2(d) (which restrictions may only limit the granting of Liens on the assets of a Foreign Subsidiary) and (e) customary provisions in leases, subleases, licenses or sublicenses restricting the assignment thereof, which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Agent (or other Person performing a similar function) as security for the Obligations or any extension, renewal, modification, increase, replacement, refunding or refinancing thereof upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     8.13 Limitation on Lines of Business; Creation of Subsidiaries. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

     8.14 Limitation on Modification of Recapitalization Documents. Amend, modify or change or consent to or agree to any amendment, modification or change to any of the provisions of the Recapitalization Documents that would materially and adversely affect the rights of the Agents and the Lenders hereunder.

     8.15 Limitation on Modification of Organizational Documents. Amend or modify its Certificate of Incorporation or By-Laws or other organizational documents in a manner that would materially and adversely affect the rights of the Agents and the Lenders hereunder.

     8.16 Limitation on Subsidiary Distributions and other Actions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any other Subsidiary of the Company,
(b) make loans or advances to the Company or any other Subsidiary of the Company, (c) transfer any of its assets to the Company or any other Subsidiary of the Company, or (d) act as a guarantor pursuant to the Loan Documents or any renewals, refinancings, refundings or extensions thereof except for such encumbrances or restrictions existing under or by reason of (i) the Loan Documents, (ii) customary provisions in leases, subleases, licenses and other contracts restricting the assignment thereof, (iii) the Senior Subordinated Notes and Senior Subordinated Note Indenture, (iv) any other Subordinated Debt Documentation, provided that the terms of such encumbrances and restrictions are no more restrictive (taken as a whole) and not materially less favorable to the Lenders than those contained in the Senior Subordinated Note Indenture and the Senior Subordinated Notes on the Closing Date, (v) applicable law, (vi) provisions with respect to the disposition of assets or property in asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, and any joint venture agreement to which a Subsidiary is a party, provided that the assets of Subsidiaries that are subject to any such restrictions shall not at any time exceed more than 10% of the Consolidated total assets of the Company and its Subsidiaries, (vii) any document or instrument governing Indebtedness incurred pursuant to Section 8.2(c), provided that any such restriction contained therein relates only to the assets acquired or constructed in connection therewith, or (viii) restrictions contained in the documentation governing Indebtedness incurred pursuant to Section 8.2(d), provided that such restrictions only apply to the Foreign Subsidiary that has incurred such Indebtedness.

     8.17 Limitation on Management Fees. Pay management or similar fees to the Sponsor or any of its Affiliates pursuant to the Management Agreement or otherwise in an aggregate amount in excess of $325,000 in any fiscal year of the Company, which amount may be reasonably increased to reflect a material increase in the size of the Company and its Subsidiaries as a result of Permitted Acquisitions, provided that notwithstanding the foregoing, the Company and its Subsidiaries may also pay fees and expenses to the Sponsor and its Affiliates for services rendered in connection with the Merger, the Recapitalization and Permitted Acquisitions and directors' fees to Affiliates of the Sponsor.

     8.18 Cancellation of Shares. Fail to cancel any Share (and related options) required to be canceled pursuant to the Recapitalization Agreement.

     8.19 Designated Senior Debt. Designate any Indebtedness of the Company or any Subsidiary (other than Indebtedness under this Agreement and the other Loan Documents) as "Designated Senior Debt" under and as defined in the Senior Subordinated Note Indenture or any other Subordinated Debt Documentation, in each case without the prior written consent of the Administrative Agent and the Required Lenders.

                          SECTION 9. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

     (a) The Company shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder (including any fees), within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

     (b) Any representation or warranty made or deemed made by the Company or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) The Company or any Subsidiary shall default in the observance or performance of any agreement contained in Section 8 hereof or Section 7.7(a); or

     (d) The Company or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty days after the earlier of (i) notice to the Company by any Lender or the Administrative Agent of such default and (ii) the date that the Company should have provided notice of such default to the Administrative Agent pursuant to Section 7.7(a); or

     (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans or Reimbursement Obligations), or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $2,500,000; or

     (f) (i) The Company or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty days; or (iii) there shall be commenced against the Company or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof; or (iv) the Company or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Company or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan (other than a Multiemployer Plan) or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

     (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty days from the entry thereof; or

     (i) (i) Any of the Security Documents shall cease, for any reason (other than in accordance with the terms thereof), to be in full force and effect, or the Company or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

     (j) Any Guarantee shall cease, for any reason (other than in accordance with the terms thereof), to be in full force and effect or any Guarantor shall so assert; or

     (k) Any subordination provision in the Senior Subordinated Note Indenture, the Subordinated Notes or any other Subordinated Debt Documentation shall cease, for any reason, to be in full force and effect or the Company or any Subsidiary shall so assert; or

     (l) (i) the Sponsor and its Affiliates shall at any time cease to beneficially own at least 30% (on a fully diluted basis) of all outstanding Capital Stock having ordinary voting power in the election of directors of the Company, (ii) any Person or "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than the Sponsor and its Affiliates) shall have or acquire beneficial ownership (on a fully diluted basis) of outstanding Capital Stock of the Company having ordinary voting power for the election of directors of the Company greater than or equal to the beneficial ownership of the Sponsor and its Affiliates (on a fully diluted basis) in the outstanding Capital Stock of the Company having ordinary voting power in the election of the directors of the Company, (iii) on or after the Closing Date, the Board of Directors of the Company shall not consist of a majority of Continuing Directors ("Continuing Directors" shall mean the directors of the Company on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors), or (iv) any "change of control" shall occur under the Senior Subordinated Note Indenture or any other Subordinated Debt Documentation;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

     With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a Cash Collateral Account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Company hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all Obligations under this Agreement and the other Loan Documents. Amounts held in such Cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. Within a reasonable period after all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company. The Company shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such Cash Collateral Account.

     Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                      SECTION 10. THE ADMINISTRATIVE AGENT

     10.1 Appointment, Powers, and Immunities. (a) Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.5 and the first sentence of
Section 10.6 shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender, (ii) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder, (iii) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or Affiliates, (iv) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document except pursuant to the request of the Required Lenders (but subject to Sections 10.2 and 10.3), and (v) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     (b) The Issuing Bank shall act on behalf of the Lenders with respect to Letters of Credit issued under this Agreement and the documents associated therewith. It is understood and agreed that the Issuing Bank (i) shall have all of the benefits and immunities (A) provided to the Administrative Agent in this
Section 10 with respect to acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued under this Agreement and the documents associated therewith as fully as if the term "Administrative Agent," as used in this Section 10, included the Issuing Bank with respect to such acts or omissions and (B) as additionally provided in this Agreement and (ii) shall have all of the benefits of the provisions of Section 10.5 as fully as if the term "Administrative Agent," as used in Section 10.5, included the Issuing Bank (other than for the gross negligence or willful misconduct of the Issuing Bank).

     10.2 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.6. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or Requirement of Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     10.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative

Agent receives such a notice of the occurrence of a Default or Event of Default or an Event or Default occurs as a result of a failure of the Company to pay when due any principal of or interest on the Loans or Reimbursement Obligations, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     10.4 Rights as Lender. With respect to its Commitments and the Loans made by it, NationsBank (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. NationsBank (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and NationsBank (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     10.5 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company, but without limiting the obligation of the Company to do so) ratably in accordance with their respective Total Credit Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments have terminated and the Loans and Reimbursement Obligations have been paid in full, ratably in accordance with their Total Credit Percentages prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Loan Document (including any of the foregoing arising from the ordinary negligence of the Administrative Agent); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share in accordance with its Total Credit Percentage of any costs or expenses payable by the Company under Section 11.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Company. The agreements contained in this Section 10.5 shall survive any termination of the Commitments and payment in full of the Loans and Reimbursement Obligations and all other amounts payable under this Agreement.

    10.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

    10.7 Resignation of the Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent (with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may (with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed), on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to by taken by it while it was acting as Administrative Agent.

    10.8 Syndication Agent. Notwithstanding any other provision contained in this Agreement to the contrary, the Syndication Agent shall have no duties or obligations in such capacity under this Agreement or any other Loan Document.

    10.9 Subordinated Debt Documentation. The Administrative Agent and the Lenders hereby acknowledge and agree that the Administrative Agent shall be the only Administrative Agent which shall be a "Representative" of the Lenders under the Senior Subordinated Note Indenture and any other Subordinated Debt Documentation.

                            SECTION 11. MISCELLANEOUS

    11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Company and the other Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of, amending, supplementing, modifying or adding any provisions of or to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

     (i) reduce the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation or any scheduled installment of principal thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby (it being understood that amendments to Section 4.3 shall not be affected by this clause (i));

     (ii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Collateral or release any Guarantor whose assets comprise more than ten percent of the Consolidated total assets of the Company and its Subsidiaries (other than as expressly permitted by this Agreement or any Security Document), in each case without the written consent of all the Lenders;

     (iii) amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders;

     (iv) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent;

     (v) amend, modify or waive Section 4.3(b), (c), (d) or (e) or Section 4.10 without the written consent of the Required Tranche A Lenders and the Required Tranche B Lenders, or reduce the percentage specified in the definition of Required Tranche A Lenders without the written consent of all the Tranche A Lenders or the percentage specified in the definition of Required Tranche B Lenders without the written consent of all the Tranche B Lenders;

     (vi) amend, modify or waive Section 3.3 without the written consent of the Required Tranche A Lenders or Section 3.4 without the written consent of the Required Tranche B Lenders;

     (vii) amend, modify or waive Section 2 or Section 4.3(a), (b), (c), (d) or
(e) or Section 4.10 without the written consent of the Required Revolving Credit Lenders;

     (viii) reduce the percentage specified in the definition of the Required Revolving Credit Lenders without the written consent of all the Revolving Credit Lenders;

     (ix) amend, modify or waive Section 2.4 through 2.11 or Section 10.1 without the written consent of the Issuing Bank;

     (x) amend, modify or waive any provision of Section 2.12, 2.13 or 2.14 without the written consent of the Swing Line Lender;

     (xi) effect any waiver of any condition precedent to funding any Revolving Credit Loan or Swing Line Loan or the issuance of any Letter of Credit without the written consent of the Required Revolving Credit Lenders;

     (xii) amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Bank and the Required Revolving Credit Lenders; or

     (xiii) amend, modify or waive any provision of Section 6.9 of the Guarantee and Collateral Agreement, Section 5.8 of the Mortgages, or any similar provision in any other Security Document without the written consent of the Required Revolving Credit Lenders, the Required Tranche A Lenders and Required Tranche B Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

    11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by overnight courier, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     The Company:

     Juno Lighting, Inc.
     1300 S. Wolf Road
     Des Plaines, IL 60017-5065
     Telephone: (847) 827-9880

     Telecopy: (847) 813-8201
     Attention:  George Bilek, V.P., Finance

     The Administrative Agent:

     Ms. Kathy Mumpower
     Assistant Vice President
     Bank of America Agency Services
     One Independence Center
     101 N. Tryon Street
     Charlotte, NC  28255-0001
     Telephone: (704) 386-6837
     Telecopy: (704) 409-0021

with copy to:

     Mr. Tom Barnett
     Senior Vice President
     NationsBank, N.A.
     Bank of America Corporate Center
     100 N. Tryon Street
     Charlotte, NC  28255
     NC1-007-13-06

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

    11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

    11.5 Payment of Expenses and Taxes; Indemnification. (a) The Company agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, closing, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder and any waiver or consent with respect to any provision thereof, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents. The Company further agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Lenders (including, without limitation, reasonable attorneys' fees and expenses) in connection with any Event of Default and, if an Event of Default exists, the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

     (b) The Company agrees to pay, indemnify and hold each Lender (including the Issuing Bank) and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents.

     (c) The Company agrees to indemnify and hold harmless the Agents and each Lender (including the Issuing Bank) and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, penalties, judgments, suits, costs (including settlement costs) and expenses (including reasonable attorneys' fees and expenses) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) (i) the Recapitalization, the Recapitalization Documents, the Loan Documents, any of the transactions contemplated herein or therein, any Letter of Credit or the use thereof or the actual or proposed use of the proceeds of the Loans (including any of the foregoing arising from the negligence of the Indemnified Party) or (ii) the actual or alleged presence of Materials of Environmental Concern on any property now or hereafter owned or leased by the Company or any Subsidiary, except to the extent such claim, damage, loss, liability, penalty, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, bad faith or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5(c) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company agrees not to assert any claim against the Agents, any Lender (including the Issuing Bank), any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents and advisers, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, the Recapitalization Documents, any of the transactions contemplated herein or in any Recapitalization Document or the actual or proposed use of any Letter of Credit or the proceeds of the Loans.

     (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 11.5 shall survive the termination of the Commitments and the Letters of Credit and payment in full of the Loans and all other Obligations.

    11.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Agents and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial banking business or investment activities and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its rights, obligations, or rights and obligations under or in respect of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest, right, or obligation of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents, such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce each Loan Party's obligations under the Loan Documents, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant (except such Lender's Affiliates and Subsidiaries), in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to
Section 11.1. The Company agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Company and each Lender also agree that each Participant shall be entitled to the benefits of Sections 4.12, 4.13 and 4.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender and such Lender shall not be entitled to the benefits of Sections 4.12, 4.13 and 4.14 with respect to participating interests transferred by it to a Participant, provided that, in the case of Section 4.13, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Participating interests in the

Commitments, the Loans and the Notes may not be sold to any Loan Party or any Affiliate thereof, and subparticipations by each Participant shall be prohibited.

     (c) Any Lender may, in the ordinary course of its commercial banking business or investment activities and in accordance with applicable law, at any time and from time to time assign to any Eligible Assignee (any such Eligible Assignee being referred to herein as an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Assignee, and such assigning Lender and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that (i) no such assignment to an Assignee of less than all of the rights and obligations of the assigning Lender (other than any Lender or Affiliate thereof or Related Fund) shall be in an aggregate principal amount of less than $4,500,000, unless otherwise agreed by the Company and the Administrative Agent, and (ii) assignments shall not be required to be made on a ratable basis as between the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations and relinquish its rights (other than its rights under Sections 4.12, 4.13 and 11.5) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

     (d) The Administrative Agent, on behalf of the Company, shall maintain at the address of the Administrative Agent referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, and any Notes evidencing the Loans owned by, each Lender from time to time. Notes and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such Loan(s) and the Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note(s) evidencing such Loan(s), accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued, if requested, to the designated Assignee(s) and the old Note(s) shall be returned by the Administrative Agent to the Company marked "canceled". The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder (whether or not evidenced by a Note) as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company, the Issuing Bank, the Swing Line Lender (in each case, if required), and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.

     (f) The Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to such Person's agreeing to comply with the provisions of Section 11.15, any and all financial and other information in such Lender's possession concerning the Company and any of its Affiliates.

     (g) Notwithstanding any other provision set forth in this Agreement or any other Loan Document, (i) any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and (ii) any Lender which is a "fund" may at any time assign or pledge all or any portion of its rights under this Agreement and its Note(s) to a trustee or similar Person for the benefit of the equity holders of such Lender. No such assignment or pledge shall release the assigning Lender from its obligations hereunder, and each such assignment or pledge shall be made in accordance with applicable law.

    11.7 Adjustments; Set-off. (a) Except to the extent this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, its Reimbursement Obligations or other amounts owing to it hereunder, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in excess of its pro rata share as provided in this Agreement, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, Reimbursement Obligations or other amounts owing to it hereunder, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with this Agreement with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Company against any and all of the Obligations of the Company held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or any other relevant Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 11.7(b) are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

    11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent. Manual delivery of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

    11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    11.10 INTEGRATION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS. THIS AGREEMENT SUPERCEDES ALL PRIOR COMMITMENTS AND AGREEMENTS (INCLUDING THE COMMITMENT LETTER) AMONG THE PARTIES, THE SPONSOR AND THEIR AFFILIATES REGARDING THE SUBJECT MATTER HEREOF, INCLUDING OBLIGATIONS PROVIDED THEREIN AS SURVIVING TERMINATION THEREOF, ALL OF WHICH SHALL BE TERMINATED. THERE ARE NO UNWRITTEN, ORAL AGREEMENTS AMONG THE PARTIES.

    11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

    11.12 Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at the addresses set forth pursuant to Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

    11.13 Acknowledgments. The Company hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

    11.14 WAIVERS OF JURY TRIAL. THE COMPANY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

    11.15 Confidentiality. The Agents, the Issuing Bank and each Lender (each, a "Lending Party") agree to keep confidential any information furnished or made available to it by the Company pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate or Related Fund of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate or Related Fund of any Lending Party, (b) as required by any law, rule or regulation, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, provided that the relevant Lending Party shall give the Company advance notice of any such disclosure, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio or
(i) subject to provisions substantially similar to those contained in this
Section 11.15, to any actual or proposed Participant or Assignee.

    11.16 Usury Savings Clause. It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, any Notes, any of the other Loan Documents or any other document related hereto or thereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement, any Notes, any of the other Loan Documents or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by applicable law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Administrative Agent and the Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, any Notes, any of the other Loan Documents or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate of interest permitted by applicable law, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Loans or on account of any other indebtedness of the Company, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Administrative Agent and the Lenders, under any specified contingency, exceeds the highest lawful rate, the Company, the Administrative Agent and the Lenders shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

                          [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                    JUNO LIGHTING, INC.


                    By:    /s/ JOEL W. CHEMERS
                           ---------------------------------------------------
                    Title: Vice President, Corporate Planning

                    NATIONSBANK, N.A.,
                    as the Administrative Agent, a Lender and the Issuing Bank


                    By:    /s/ W. Thomas Barnett
                           ---------------------------------------------------
                    Name:  W. Thomas Barnett
                    Title: Managing Director

                    CREDIT SUISSE FIRST BOSTON,
                    as the Syndication Agent and a Lender


                    By:    /s/ Bill O'Daly          /s/ Kristin Lepri
                           ---------------------------------------------------
                    Name:      Bill O'Daly              Kristin Lepri
                    Title:     Vice President           Associate

                    WELLS FARGO BANK, N.A.


                    By:    /s/ David A. Neumann
                           -----------------------------------------
                    Name:      David A. Neumann
                    Title:     Vice President

                    COMERICA BANK


                    By:    /s/ Gregory N. Bloch
                           --------------------------------------
                    Name:      Gregory N. Bloch
                    Title:     Vice President

                    FIRSTAR BANK MILWAUKEE, N.A.


                    By:    /s/ Jason R. Hickey
                           ------------------------------------------
                    Name:      Jason R. Hickey
                    Title:     Commercial Banking Officer

                    HARRIS TRUST AND SAVINGS BANK


                    By:    /s/ Ronald V. Redd
                           ---------------------------------------------------
                    Name:      Ronald V. Redd
                    Title:     Vice President

                    NATIONAL CITY BANK


                    By:    /s/ Matthew R. Klinger
                           --------------------------------------------------
                    Name:      Matthew R. Klinger
                    Title:     Assistant Vice President

                    U.S. BANK NATIONAL ASSOCIATION


                    By:    /s/ James M. Wilber
                           --------------------------------------------------
                    Name:      James M. Wilber
                    Title:     Vice President

                                                                      Annex A to
                                                                Credit Agreement


                      Applicable Percentage for Revolving
                      Credit Loans, Tranche A Term Loans,
                   Letter of Credit Fees and Commitment Fees


                           Leverage Ratio                Leverage Ratio                Leverage Ratio             Leverage Ratio
   Pricing Level              Level I                       Level II                      Level III                  Level IV
---------------------      --------------------          -----------------             -----------------          -----------------
                           x equal or                    3.500 equal or                2.750 equal or
Leverage Ratio = x           greater than 4.000                less than x                   less than x          x less than 2.750
                                                         less than 4.000               less than 3.500

Applicable Percentage      2.500%                        2.250%                        2.000%                     1.625%
for Eurodollar Loans

Applicable Percentage      1.000%                         .750%                        0.500%                     0.125%
for Base Rate Loans

Applicable Percentage      2.500%                        2.250%                        2.000%                     1.625%
for Letter of Credit Fees

Applicable Percentage      0.500%                        0.500%                        0.500%                     0.375%
for Commitment Fees

                            Applicable Percentage for
                              Tranche B Term Loans


                           Leverage Ratio                Leverage Ratio                Leverage Ratio             Leverage Ratio
   Pricing Level              Level I                       Level II                      Level III                  Level IV
---------------------      --------------------          ----------------              -----------------          -----------------
                           x equal or                    3.50 equal or                 2.750 equal or
Leverage Ratio = x           greater than 4.000               less than x                    less than x          x less than 2.750
                                                         less than 4.000               less than 3.500

Applicable Percentage      3.000%                        3.000%                        2.750%                     2.750%
for Eurodollar Loans

Applicable Percentage      1.500%                        1.500%                        1.250%                     1.250%
for Base Rate Loans

                                                Schedule 1.1 to Credit Agreement
          Commitments, Applicable Lending Offices and Notice Addresses



                                          REVOLVING CREDIT         TRANCHE A             TRANCHE B
           LENDER AND ADDRESS                COMMITMENT            COMMITMENT            COMMITMENT              TOTAL
           ------------------             ----------------      ----------------      ----------------      ----------------
NationsBank, N.A.                         $5,833,333.34         $6,666,666.66         $45,000.000.00        $57,500,000.00

Applicable Lending Office for all Loans
and Address for Notices:

101 North Tryon Street
One Independence Center
Charlotte, NC 28255

Attn:  Kathy Mumpower
Facsimile:  (704) 409-0021

Credit Suisse First Boston                $5,833,333.33         $6,666,666.67                -0-            $12,500,000.00

Applicable Lending Office for all Loans:

Credit Suisse First Boston
Eleven Madison Avenue
New York, NY 10010-3629

Address for Notices:

Credit Suisse First Boston
5 World Trade Center, 8th Floor
New York, NY 10048

Attn:  Ron Davis
Facsimile:  (212) 335-0593

                                          REVOLVING CREDIT         TRANCHE A             TRANCHE B
           LENDER AND ADDRESS                COMMITMENT            COMMITMENT            COMMITMENT              TOTAL
           ------------------             ----------------      ----------------      ----------------      ----------------
Wells Fargo Bank, N.A.                    $2,333,333.33         $2,666,666.67         $5,000,000.00         $10,000,000.00

Applicable Lending Office for all Loans:

Wells Fargo Bank, N.A.
555 Montgomery St., 17th Floor
San Francisco, CA  94111

Address for Notices:

Wells Fargo Bank, N.A.
Commercial Loan Accounting
201 3rd St., 8th Floor
San Francisco, CA 94103

Attn:  Evelyn Lucas
Facsimile:  (415) 979-0675

Comerica Bank                             $4,200,000.00         $4,800,000.00                -0-            $ 9,000,000.00

Applicable Lending Office for all Loans
and Address for Notices:

Comerica Bank
500 Woodward Ave., MC 3269
Detroit, MI  48226

Attn:  Beverly Jones
Facsimile:  (313) 222-9516

                                          REVOLVING CREDIT         TRANCHE A             TRANCHE B
           LENDER AND ADDRESS                COMMITMENT            COMMITMENT            COMMITMENT              TOTAL
           ------------------             ----------------      ----------------      ----------------      ----------------
Firstar Bank Milwaukee, N.A.              $4,200,000.00         $4,800,000.00                -0-            $ 9,000,000.00

Applicable Lending Office for all Loans:

Firstar Bank Milwaukee, N.A.
777 E. Wisconsin Ave.
Milwaukee, WI  53202

Address for Notices:

Firstar Bank Milwaukee, N.A.
P.O. Box 2188
Oshkosh, WI 54903-2188

Attn:  Brenda Luethy
Facsimile:  (920) 426-7655

Harris Trust and Savings Bank             $4,200,000.00         $4,800,000.00                -0-            $ 9,000,000.00

Applicable Lending Office for all Loans:

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, IL  60603

Address for Notices:

Harris Trust and Savings Bank
111 West Monroe Street, Floor 17 West
Chicago, IL  60603

Attn:  Isela Garcia
Facsimile:  (312) 293-5283

                                          REVOLVING CREDIT         TRANCHE A             TRANCHE B
           LENDER AND ADDRESS                COMMITMENT            COMMITMENT            COMMITMENT              TOTAL
           ------------------             ----------------      ----------------      ----------------      ----------------
National City Bank                        $4,200,000.00         $4,800,000.00                -0-            $ 9,000,000.00

Applicable Lending Office for all Loans:

National City Bank
1900 E. Ninth St.
Cleveland, OH  44114

Address for Notices:

National City Bank
23000 Mill Creek Blvd.
Highland Hills, OH 44122

Attn:  Larry Brown
Facsimile:  (216) 488-7110

U.S. Bank National Association            $4,200,000.00         $4,800,000.00                -0-            $ 9,000,000.00

Applicable Lending Office for all Loans:

U.S. Bank National Association
701 Lee Street
Des Plaines, IL  60016

Address for Notices:

U.S. Bank National Association
701 Lee Street, Suite 800
Des Plaines, IL  60016

Attn:  Joyce Perry
Facsimile:  (847) 390-5699